Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267419

PROSPECTUS

Li-Cycle Holdings Corp.

Secondary Offering of

96,579,362 Common Shares

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus or their permitted transferees (collectively, the “selling shareholders”) of up to 96,579,362 common shares, without par value (the “common shares”) of Li-Cycle Holdings Corp., an Ontario corporation (“we” or the “Company”). This prospectus covers any additional securities that may become issuable by reason of share splits, share dividends, and other events described herein.

The common shares covered by this prospectus that may be offered and sold by the selling shareholders include (i) 59,113,532 common shares issued to certain former shareholders and optionholders of Li-Cycle Corp., an Ontario corporation, at the closing of the business combination by and among the Company, Li-Cycle Corp., and Peridot Acquisition Corp., an Ontario corporation (“Peridot”), on August 10, 2021, as a result of which the Company became a new public company (the “Business Combination”), (ii) 7,500,000 common shares issued to Peridot Class B Holders (as defined herein) in connection with the Business Combination, (iii) 1,586,720 common shares issued following the exercise of private placement warrants (the “private placement warrants”) held by Peridot Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), (iv) 12,056,835 common shares issued to certain institutions and accredited investors in the PIPE Financing (as defined herein), (v) 11,021,923 common shares issuable upon conversion of outstanding unsecured convertible notes held by a selling shareholder (the “2021 Convertible Notes”) or pursuant to any other term of the 2021 Convertible Notes, including as a result of any of the payment-in-kind (“PIK”) provisions of the 2021 Convertible Notes, and (vi) 5,300,352 common shares issued pursuant to the LG Subscription (as defined herein).

We are registering the offer and sale of the common shares covered by this prospectus to satisfy certain registration rights we have granted to the selling shareholders. The selling shareholders may offer all or part of the common shares covered by this prospectus for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These common shares are being registered to permit the selling shareholders to sell common shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell these common shares through an underwritten offering, ordinary brokerage transactions, directly to market makers of our common shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of common shares offered hereunder, the selling shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). If our common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will pay certain expenses associated with the registration of the common shares covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our common shares are currently listed on The New York Stock Exchange under the symbol “LICY”. On September 13, 2022, the last reported sale price of our common shares as reported on The New York Stock Exchange was $7.11 per common share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are currently an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements. We are also a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

Our principal executive offices are located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario , M5J 1A7, Canada.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of material risks of investing in our common shares in the section entitled “Risk Factors” beginning on page 10 of this prospectus and the other information included or incorporated by reference in the prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 26, 2022

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference, is accurate only as of the date of the applicable document or such other date stated in the applicable document, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The selling shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the common shares, the securities being offered by the selling shareholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC.

Information on the website of the Company is not included or incorporated by reference in the registration statement of which this prospectus forms a part.

To the extent required, we and the selling shareholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

BASIS OF PRESENTATION

Our fiscal year consists of twelve months ending October 31. Accordingly, references herein to “2019 fiscal year” relate to the twelve months ended October 31, 2019, references herein to “2020 fiscal year” relate to the twelve months ended October 31, 2020, references herein to “2021 fiscal year” relate to the twelve months ended October 31, 2021 and references herein to “2022 fiscal year” relate to the twelve months ended October 31, 2022. Our fiscal quarters consist of the three months ending on January 31, April 30, July 31 and October 31. References to any given year in this prospectus will be to a calendar year, and not a fiscal year, unless otherwise noted.

IMPORTANT INFORMATION ABOUT IFRS

Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.”

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to industry data, information and statistics regarding the markets in which we compete, as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates, considering publicly available information about other industry participants and our management’s best view as to information that is not publicly available. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies, forecasts and estimates generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts, estimates and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts, estimates and other forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts, estimates or other forward-looking information from independent third parties and us.

FREQUENTLY USED TERMS

As used in this prospectus, unless the context otherwise requires or indicates otherwise, references to “we,” “us,” “our,” “Li-Cycle” or the “Company” refer to Li-Cycle Holdings Corp., an Ontario corporation, and its consolidated subsidiaries.

In this document:

“2021 Convertible Notes” means the KSP Note together with any PIK Notes issued in satisfaction of interest due and payable thereon.

“Alabama Spoke” means Li-Cycle’s Spoke near Tuscaloosa, Alabama that is currently under development and construction.

“Amalgamation” means the amalgamation of Peridot Ontario and NewCo in accordance with the terms of the Arrangement.

“Arizona Spoke” means Li-Cycle’s operational Spoke in Gilbert, Arizona, which opened on May 17, 2022.

“Arrangement” means the plan of arrangement (including the Business Combination) in substantially the form attached as Annex C to the proxy statement/prospectus forming a part of the registration statement on Form F-4, filed by the Company with the SEC on July 6, 2021.

“black mass” means a powder-like substance, which contains a number of valuable metals, including nickel, cobalt and lithium.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of February 15, 2021, as amended, by and among Peridot, Li-Cycle Corp. and NewCo.

“Closing Date” means the closing date of the Business Combination.

“common shares” means the common shares of the Company, without par value.

“Continuance” means the continuance of Peridot from the Cayman Islands under the Companies Act to the Province of Ontario, Canada as a corporation existing under the OBCA.

“EV” means electric vehicles.

“Germany Spoke” means Li-Cycle’s planned Spoke in Germany that is currently under development.

“Glencore” means Glencore Ltd.

“Glencore Convertible Note” means the unsecured convertible note due May 31, 2027 issued to Glencore. pursuant to the Glencore Note Purchase Agreement on May 31, 2022.

“Glencore Note Purchase Agreement” means the note purchase agreement, dated as of May 5, 2022, between the Company and Glencore Ltd.

“Glencore Warrants” means warrants to be issued by Li-Cycle to the holder of the Glencore Convertible Note in connection with an optional redemption of the Glencore Convertible Note that entitle the holder to acquire, until the maturity date of the Glencore Convertible Note, a number of common shares equal to the principal amount of the Glencore Convertible Note being redeemed divided by the then applicable conversion price.

“Hub” means a centralized facility for large-scale production of specialty materials that achieves economies of scale in recycling. Our first commercial Hub will be located in Rochester, New York and is currently in the project execution phase.

“Incentive Plan” means the Company’s 2021 Incentive Award Plan.

“Investor Agreement” means the Investor and Registration Rights Agreement, dated as of August 10, 2021, by and among the Company, the Peridot Class B Holders and the Li-Cycle Holders.

“KSP Note” means the unsecured convertible note due September 29, 2026 originally issued to Spring Creek Capital, LLC pursuant to the KSP Note Purchase Agreement on September 29, 2021 and assigned on May 1, 2022, to Wood River Capital, LLC, as amended from time to time.

“KSP Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 29, 2021, between the Company and Spring Creek Capital, LLC, and assigned on May 1, 2022, to Wood River Capital, LLC.

“LGC” means LG Chem, Ltd.

“LGES” means LG Energy Solution, Ltd.

“Li-Cycle Holders” means the prior shareholders of Li-Cycle Corp. that entered into the Li-Cycle Transaction Support Agreements in connection with the Business Combination.

“Li-Cycle Shares” means the issued and outstanding common shares of Li-Cycle Corp. prior to the Business Combination.

“Li-Cycle Transaction Support Agreements” means the Transaction Support Agreements, each dated as of February 15, 2021, among Peridot and the Li-Cycle Holders, entered into in connection with the Business Combination Agreement.

“NewCo” means Li-Cycle Holdings Corp. prior to the Amalgamation.

“New York Spoke” means Li-Cycle’s operational Spoke in Rochester, New York.

“Norway Spoke” means Li-Cycle’s planned Spoke in Norway that is currently under development.

“NYSE” means the New York Stock Exchange.

“OBCA” means the Ontario Business Corporations Act.

“OEM” means an original equipment manufacturer.

“Ohio Spoke” means Li-Cycle’s planned, co-located Spoke with Ultium near Warren, Ohio that is currently under development.

“Ontario Spoke” means Li-Cycle’s operational Spoke in Kingston, Ontario.

“Peridot” means, before the Continuance, Peridot Acquisition Corp., a Cayman Islands exempt company and, after the Continuance, Peridot Ontario.

v

“Peridot Class B Holders” means the holders of Peridot Class B Shares immediately prior to the Business Combination.

“Peridot Class B Shares” means the Class B common shares of Peridot.

“Peridot Ontario” means Peridot as continued under the OBCA following the Continuance.

“PIK Notes” means the additional unsecured convertible notes that may be issued by Li-Cycle from time to time in satisfaction of the interest due and payable on the 2021 Convertible Notes.

“PIPE Financing” means the issuance and sale to the PIPE Investors, following the Amalgamation and prior to the closing date of the Business Combination, of an aggregate of 31,549,000 common shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $315,490,000.

“PIPE Investors” means those certain investors, including an affiliate of Peridot’s Sponsor, who entered into Subscription Agreements to purchase common shares in the PIPE Financing.

“private placement warrants” means 8,000,000 warrants to purchase common shares that were issued to the Sponsor in exchange for outstanding warrants of Peridot in connection with the Business Combination, which were exercised or surrendered for common shares or redeemed on January 26, 2022 pursuant to the notice of redemption dated December 27, 2021.

“Product Recovery Percentage” means (a) the quantity of a given constituent in the feed lithium-ion battery materials (e.g., lithium, nickel, cobalt, other constituents) that is returned from the process and is available for sale after the process has taken place, divided by (b) the input quantity of the given constituent, measured as a percentage.

“public warrants” means 15,000,000 warrants to purchase common shares that were issued in exchange for outstanding warrants of Peridot that were issued in Peridot’s initial public offering, which were exercised or surrendered for common shares or redeemed on January 26, 2022 pursuant to the notice of redemption dated December 27, 2021.

“Recycling Efficiency Rate” means (a) the mass of recycled materials exiting the recycling process and returned to the economy, divided by (b) the mass of materials entering the recycling process, measured as a percentage.

“Rochester Hub” means Li-Cycle’s first commercial-scale Hub that is currently under construction in Rochester, New York.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Spoke” means a decentralized facility that mechanically processes batteries close to sources of supply and handles the preliminary processing of end-of-life batteries and battery scrap.

“Spoke Capital Projects” means the Spoke facilities presently under development and construction by Li-Cycle.

“Sponsor” means Peridot Acquisition Sponsor, LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements entered into with the PIPE Investors, in connection with the PIPE Financing.

“Traxys” means Traxys North America LLC.

“Ultium” means Ultium Cells LLC.

“Warrant Redemption” means the redemption of all our outstanding warrants on January 26, 2022 as described in the notice of redemption dated December 27, 2021.

“warrants” means the public warrants and the private placement warrants.

References to “dollar,” “USD,” “US$” and “$” are to U.S. dollars and references to “CA$” and “Cdn. $” are to Canadian dollars.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes certain trademarks, service marks and trade names that we own or otherwise have the right to use, such as “Li-Cycle” and “Spoke & Hub Technologies” which are protected under applicable intellectual property laws and are our property. This prospectus also contains additional trademarks, tradenames, and service marks belonging to other parties, which are the property of their respective owners. Solely for convenience, our trademarks, service marks and trade names referred to in this prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, tradenames, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information you should consider before investing in our securities. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.” Some of the statements in this prospectus constitute forward-looking statements that involve significant risks and uncertainties. See “Forward-Looking Statements” for more information.

Our Company

Li-Cycle is an industry leader in lithium-ion battery resource recovery and the leading lithium-ion battery recycler in North America. When we refer to ourselves as the leading lithium-ion battery recycler in North America, we are referring to our status based on installed permitted capacity for lithium-ion battery recycling measured in tonnes per year. Our proprietary “Spoke & Hub” recycling and resource recovery process is designed (a) at our Spokes, to process battery manufacturing scrap and end-of-life batteries to produce “black mass” and other intermediate products, and (b) at our Hubs, to process black mass to produce critical battery materials, including lithium carbonate, nickel sulphate and cobalt sulphate. Our process enables an up to 95% Recycling Efficiency Rate, as compared to what we believe to be a 50% traditional industry average. Unlike the traditional revenue model for recycling that relies primarily on waste or tipping fees, our operating model is focused on generating revenue from sales of the raw materials we produce.

Li-Cycle was founded in 2016 by our chief executive officer, Ajay Kochhar, and executive chair, Tim Johnston, with the mission of solving the global disposal problem for end-of-life lithium-ion batteries and battery manufacturing scrap while simultaneously creating a secondary source of critical battery materials. By providing an “urban mining” solution, Li-Cycle seeks to offer an alternative to raw materials sourced through traditional global mining practices.

We pioneered what we believe to be an innovative and scalable metallurgical processing method with our Spoke & Hub Technologies. We expect to make a valuable contribution to the EV industry and the world’s transition to a circular economy by offering an environmentally friendly recycling solution to energy-intensive pyrometallurgical processing methods. We believe our production costs are on average lower than the mining and processing costs otherwise incurred by suppliers to produce these materials because we are able to produce multiple materials from a single process and because our process yields minimal waste and no displaced earth or tailings, as compared to traditional mining processes. By re-inserting critical materials back into the lithium-ion battery supply chain, we are able to effectively close the loop between the beginning and end-of-life manufacturing phases in both an environmentally and what we believe to be an economically sustainable manner.

Lithium-ion batteries are increasingly powering products and solutions in a range of industries, including consumer electronics and EVs. Our sources of recycling feed are derived primarily from three key sources: 1) battery manufacturing scrap; 2) end-of-life lithium-ion batteries; and 3) damaged, defective, or recalled lithium-ion batteries.

An overview of the industries in which lithium-ion batteries are utilized is set forth below:

Source: Expert Interviews, Secondary Research, and BIS Research Analysis

Our Strategy

Our goal is to be a leading global recycler of lithium-ion batteries and battery scrap and producer of key battery grade materials. Li-Cycle has developed a two-phased strategy, positioned to grow in lockstep with the electrification supply chain. In the first phase, Li-Cycle plans to expand its network in line with the manufacturing of lithium-ion batteries, by utilizing the resulting manufacturing scrap or yield loss as a key base-load of supply for Li-Cycle’s facilities. In the second phase, Li-Cycle plans to leverage its global network established predominantly on the basis of manufacturing scrap to position itself as the leader for the processing of end-of-life lithium-ion batteries. We are executing on our plan to construct a network of Spokes located at regionally optimized locations that reduce safety risk and costs associated with battery transport to our Spokes. We are also executing on our plan to construct centralized, large-scale Hubs to maximize economies of scale and efficiencies, with our first commercial Hub being under construction in Rochester New York. Our Hub facilities will process an intermediate product (black mass) from our Spokes, as this is significantly easier and safer to transport than batteries.

We are evaluating additional global opportunities to scale our operations with a range of potential partners and expansion opportunities that may include acquisitions, joint ventures or other commercial arrangements in North America, Europe and Asia Pacific. We seek to partner with multiple customers in each geography in connection with supply and off-take arrangements. Near to mid-term, our growth strategy is to focus on North America and Europe, aligning with leading global customer demand needs. During this period, we also expect to assess the potential for investments in the Asia Pacific region.

Our Competitive Strengths

Customer-Centric Solutions Provider

We provide sustainable and customer-centric solutions for each of our customers’ battery recycling needs. We provide the support necessary along each step of the process to ensure that our customers’ battery recycling experience is handled in a manner that is safe, professional, and economically viable. In particular,

•	we work closely with a reliable network of logistics partners to support customers in transporting their batteries to our facilities;

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we offer our customers a home for the secure destruction of materials containing IP-sensitive design information, such as research and development batteries and battery materials. We have adopted procedures to protect the privacy and confidentiality of our customers’ trade secrets; and

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in addition to providing advice on packaging and support with procurement, we provide spare battery storage, manage comprehensive battery replacement campaigns and customize programs and services to individual customers’ needs.

Proprietary and Innovative Technology

We have established proprietary technology that we believe sets us apart from competitors because our technology has the ability to respond to changes in battery chemistries and adapt to change in inputs to the battery recycling process. Our process produces the fundamental building blocks of lithium-ion batteries — cathode precursor input chemicals, cathode input chemicals and raw materials that can be reused in batteries or the broader economy. By contrast, competitive emerging technologies such as cathode-to-cathode recycling produce end-products that have a higher risk of obsolescence due to continuous cathode technology advancement.

Leading Environmental Footprint

Due to our high recovery rates and sustainable, environmentally-friendly processes, we believe we are well-positioned to comply with heightened regulations applicable to us across the globe.

Unlike conventional pyrometallurgy processes, our hydrometallurgical process is designed for “best in class” environmental performance, with minimal solid waste streams to landfill, zero wastewater discharge, and relatively low air emissions. This has been a competitive advantage in terms of conforming to the requirements for municipal, state, and federal permitting processes associated with the development of our Spokes and Hub, as well as meeting our customers’ mandates for quality and sustainability.

In 2021, Li-Cycle received the 2021 Big Innovation Award presented by Business Intelligence Group, and it was named to the World Circular Economy Forum’s list of Circular Economy Solutions Inspiring the World. In addition, for three years in a row (2020, 2021 and 2022), Li-Cycle was named as a Global Cleantech 100 Company by the Cleantech Group and was also a finalist in the 10th Annual Business Green Leaders Awards.

Minimal Human Operating Risk

Unlike smelting, thermal pre-treatment refining, or cathode-to-cathode processes, our processes have minimal human operating risk. Our Spokes can safely process lithium-ion batteries at any state of charge, without any manual sorting, discharging, or dismantling required. In addition, our Spokes reduce the size of battery mass through an automated process, minimizing human operating risk.

Superior Recycling Recovery Rates and More Economical Supplier

Our wet-chemistry method is able to extract valuable battery-grade materials from black mass that are directly re-usable in the manufacturing of new battery technologies. In the short term, this increases the value that we derive from battery manufacturing scrap as well as end-of-life batteries and reduces waste.

We expect our production costs on average to be lower than the mining and processing costs otherwise incurred by suppliers to produce these battery-grade materials because we are able to produce multiple materials from a single process that yields minimal waste and no displaced earth or tailings, as compared to traditional mining processes.

Investment by and Strategic Partnerships with Key Global Players

We believe that the investment by, and strategic partnerships we have established with, leading global players in the lithium-ion battery materials space, as described below, represent a strong validation of our business model:

Glencore

On May 5, 2022, the Company announced the entry into a global feedstock supply agreement with Glencore pursuant to which Glencore will supply manufacturing scrap and end-of-life lithium-ion batteries to the Company on a global basis. The Company also announced the entry into the Glencore Note Purchase Agreement pursuant to which the Company issued to Glencore on May 31, 2022, an unsecured convertible note in the aggregate principal amount of $200,000,000, in a transaction exempt from registration under the Securities Act of 1933, as amended.

On May 31, 2022, Li-Cycle entered into certain long-term commercial agreements with Glencore (the “Commercial Agreements”). Subject to existing commitments of the Company and other exceptions (including materials required for the Company’s operations), under the terms of the Commercial Agreements, Glencore will source and supply lithium-ion battery manufacturing scrap and other lithium-ion battery materials to the Company for use at the Company’s Spokes; Glencore will source and supply black mass to the Company for use at the Company’s Hubs; Glencore will purchase, for its internal consumption or on-sale to third party end customers, black mass, battery-grade end products and certain by-products produced at the Company’s Spokes and Hubs; and Glencore will supply sulfuric acid for use at the Company’s Hubs. Pursuant to the Commercial Agreements, Glencore will earn (i) sourcing fees on all feed flowing into the Company’s Spokes; (ii) sourcing fees on all third-party black mass flowing into the Company’s Hubs; (iii) marketing fees on all black mass flowing out of the Company’s Spokes and not flowing into the Company’s Hubs; and (iv) marketing fees on all end products flowing out of the Company’s Hubs or any third party processing sites that the Company may utilize. The term of the Amended and Restated Global Feed Sourcing Agreement commenced on May 4, 2022 and the term of the other Commercial Agreements commenced on August 1, 2022.

LG Chem and LG Energy Solution

In December 2021, Li-Cycle, LGC and LGES announced their intention to enter into a manufacturing scrap supply and nickel sulphate off-take agreement, pursuant to a non-binding letter of intent. On April 20, 2022, a subsidiary of the Company entered into a scrap offer agreement with LGES pursuant to which the Company will have the opportunity to recycle nickel-bearing lithium-ion battery manufacturing scrap and other lithium-ion battery material from LGES’s North American manufacturing sites. In addition, on April 20, 2022, a subsidiary of the Company entered into nickel sulphate offtake agreements with each of LGES and LGC pursuant to which the Company will allocate for sale, through its end-product offtake partner, Traxys, a combined initial allocation of 20,000 tonnes of nickel contained in nickel sulphate produced at the Company’s Hub facility currently under construction in Rochester, New York, to LGC and LGES over 10 years. These agreements will enable a closed-loop ecosystem for LGC and LGES for key materials in the lithium battery supply chain.

On December 13, 2021, Li-Cycle entered into subscription agreements with each of LGES and LGC, each of which were subsequently amended and restated on March 11, 2022 and April 21, 2022 (the “LG Subscription Agreements” and each, an “LG Subscription Agreement”), pursuant to which each of LGES and LGC agreed, subject to the satisfaction of certain conditions, to subscribe for an equal number of the Company’s common shares in transactions exempt from registration under the Securities Act (the “LG Subscription”). The LG Subscription was completed on May 11, 2022 and consisted of the issuance by the Company in accordance with the LG Subscription Agreements of (i) an initial tranche of 4,416,960 common shares, in the aggregate, at a price of $10.00 per share, for an aggregate initial tranche subscription price of approximately $44.2 million, and (ii) a second tranche of 883,392 common shares, in the aggregate, at a price of $6.60 per share (based on the volume-weighted average trading price of the Company’s common shares for the 5 trading days ending immediately prior to April 29, 2022), for an aggregate second tranche subscription price of approximately $5.8 million, for a total investment of $50.0 million. See “Description of Securities — Registration Rights — LG Subscription Agreements” for more information about the equity investment.

Koch Strategic Platforms (“KSP”)

KSP, a subsidiary of Koch Investments Group, through its affiliate, Wood River Capital, LLC, has invested $100 million in Li-Cycle pursuant to a convertible note to support the Company’s growth opportunities in North America, Europe and Asia Pacific. We believe this strategic investment by KSP will provide Li-Cycle with access to key industry expertise and commercial opportunities across the broader Koch Industries ecosystem.

Well Positioned for Governmental “Green” Financing Partnerships

With the emergence of government initiatives to accelerate the development of the circular economy and EV adoption, significant programs are underway to support the development of domestic critical material supply in the North American market. With our first mover technology and environmental advantages, we believe we are well positioned to explore various green financing opportunities from government or financial institutions supporting cleantech infrastructure in North America. Li-Cycle has also historically built strong relationships with various government agencies.

Emerging Growth Company and Foreign Private Issuer Status

We are currently an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our Company of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement. We will no longer qualify as an “emerging growth company” on October 31, 2022. Consequently, the Company will be required to comply with the auditor attestation requirements for the assessment of its internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, which would be included in the Company’s Annual Report on Form 20-F covering the fiscal year ended October 31, 2022.

We are also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 10. You should carefully consider such risks before deciding to invest in our securities. These risks include but are not limited to the following:

Risks Relating to Li-Cycle’s Business

•

Li-Cycle’s success will depend on its ability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third-party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries.

•

Li-Cycle may not be able to successfully implement its global growth strategy, on a timely basis or at all, and may be unable to manage future global growth effectively. Expanding internationally involves risks that could delay our expansion plans and/or prohibit us from entering markets in certain jurisdictions, which could have a material adverse effect on results of operations.

•

The development of Li-Cycle’s Rochester Hub, Spoke Capital Projects and other future projects is subject to risks and Li-Cycle cannot guarantee that these projects will be completed in a timely manner, that costs will not be significantly higher than estimated, or that the completed projects will meet expectations with respect to productivity or the specifications of their end products, among others.

•

Li-Cycle may engage in strategic transactions that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in the incurrence of debt or other liabilities, or prove not to be successful.

•

Failure to materially increase recycling capacity and efficiency could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition. Li-Cycle is and will be dependent on its recycling facilities. If one or more of its current or future facilities become inoperative, capacity constrained or if operations are disrupted, Li-Cycle’s business, results of operations and financial condition could be materially adversely affected.

•

Li-Cycle may in the future need to raise additional funds to meet its capital requirements and such funds may not be available to Li-Cycle on commercially reasonable terms or at all, which could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle has a history of losses and expects to incur significant expenses for the foreseeable future, and there is no guarantee it will achieve or sustain profitability.

•

Problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle’s business is subject to operational and project development risks that could disrupt our business, some of which may not be insured or fully covered by insurance.

•	Li-Cycle’s revenue depends on maintaining and increasing feedstock supply commitments as well as securing new sources of supply.

•	Li-Cycle relies on a limited number of customers and the projected revenues for the Rochester Hub are derived significantly from a single customer.

•	A decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies, could materially harm Li-Cycle’s financial results and ability to grow its business.

•

Decreases in demand and fluctuations in benchmark prices for the metals contained in Li-Cycle’s products could significantly impact Li-Cycle’s costs, revenues and results of operations. In addition to commodity prices, Li-Cycle’s costs and revenues are primarily driven by the volume and composition of lithium-ion battery feedstock materials processed at its facilities (including manufacturing scrap, spent batteries and third-party purchased black mass) and changes in the volume or composition of feedstock processed could significantly impact Li-Cycle’s revenues and results of operations.

•	The development of an alternative chemical make-up of lithium-ion batteries or battery alternatives could materially adversely affect Li-Cycle’s revenues and results of operations.

•	Li-Cycle’s heavy reliance on the experience and expertise of its management may cause material adverse impacts on it if a management member departs.

•

Li-Cycle relies on third-party consultants for its regulatory compliance and Li-Cycle could be materially adversely impacted if the consultants do not correctly inform Li-Cycle of the legal changes. Further, Li-Cycle is subject to the risk of litigation or regulatory proceedings, which could materially adversely impact its financial results.

•

Li-Cycle may not be able to complete its recycling processes as quickly as customers may require, which could cause it to lose supply contracts and could harm its reputation. Li-Cycle operates in an emerging, competitive industry and if it is unable to compete successfully its revenue and profitability will be materially adversely affected.

•	Increases in income tax rates, changes in income tax laws or disagreements with tax authorities could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle’s operating and financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

•	Fluctuations in foreign currency exchange rates could result in declines in reported sales and net earnings.

•

Unfavorable economic conditions, including the consequences of the global COVID-19 pandemic, disruptions in the global supply chain and inflation, could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

•

Natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•

Failure to protect or enforce Li-Cycle’s intellectual property could materially adversely affect its business, and Li-Cycle may be subject to intellectual property rights claims by third parties, which could be costly to defend, could require us to pay significant damages and could limit the Company’s ability to use certain technologies.

•

Li-Cycle has identified material weaknesses in its internal control over financial reporting. If its remediation of such material weaknesses is not effective, or if it fails to develop and maintain a proper and effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Corporate Structure

The following diagram depicts the organizational structure of the Company and its principal subsidiaries as of the date of this prospectus. All of the subsidiaries of the Company are directly or indirectly wholly-owned by the Company, except as otherwise indicated below.

Corporate Information

Li-Cycle Holdings Corp. was incorporated on February 12, 2021 under the laws of Ontario as a corporation solely for the purpose of effectuating the Business Combination, which was consummated on August 10, 2021. It is governed by Articles of Amalgamation dated August 10, 2021.

Our principal executive office is located 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada and our phone number is (877) 542-9253. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is http://www.li-cycle.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Securities” section of this prospectus contains a more detailed description of our common shares.

Common shares that may be offered and sold from time to time by the selling shareholders	Up to 96,579,362 common shares, including up to 11,021,923 common shares issuable upon conversion of the 2021 Convertible Notes or pursuant to any other term of the 2021 Convertible Notes, including as a result of any of the PIK provisions of the 2021 Convertible Notes, which were originally issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Offering prices	The common shares offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the selling shareholders may determine. See “Plan of Distribution.”

Common shares issued and outstanding	175,430,235 common shares (as of September 9, 2022).

Common shares outstanding after this offering	186,452,158 common shares (as of September 9, 2022).

Dividend policy	We have not paid any cash dividends on our common shares to date and do not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, any future debt agreements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. See “Dividend Policy.”

Use of proceeds	All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Market for our common shares	Our common shares are listed on The New York Stock Exchange under the symbol “LICY”.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 10 of this prospectus and other documents incorporated by reference herein, for a description of certain of the risks you should consider before investing in our common shares.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, all risk factors set forth in the applicable prospectus supplement and other information in or documents incorporated by reference in this prospectus, including our consolidated financial statements and related notes before you decide to purchase our securities. See “Documents Incorporated by Reference.” If any of these risks actually occur, our business and financial results could be materially adversely affected. This could cause the trading price of our securities to decline, perhaps significantly, and you therefore may lose all or part of your investment. These risks are not exhaustive and do not comprise all of the risks associated with an investment in the Company. Additional risks and uncertainties not currently known to us or which we currently deem immaterial may also have a material adverse effect on our business, financial condition and results of operations.

References in this section to “we,” “us” or “Li-Cycle” refer to Li-Cycle Corp. and its subsidiaries prior to the consummation of the Business Combination and the Company and its subsidiaries subsequent to the Business Combination, unless the context otherwise requires or indicates otherwise.

Summary of Risk Factors

The following summarizes some, but not all, of the risks provided below. Please carefully consider all of the information discussed in these “Risk Factors” for a more thorough description of these and other risks:

Risks Relating to Li-Cycle’s Business

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Li-Cycle’s success will depend on its ability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third-party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries.

•

Li-Cycle may not be able to successfully implement its global growth strategy, on a timely basis or at all, and may be unable to manage future global growth effectively. Expanding internationally involves risks that could delay our expansion plans and/or prohibit us from entering markets in certain jurisdictions, which could have a material adverse effect on results of operations.

•

The development of Li-Cycle’s Rochester Hub, Spoke Capital Projects and other future projects is subject to risks and Li-Cycle cannot guarantee that these projects will be completed in a timely manner, that costs will not be significantly higher than estimated, or that the completed projects will meet expectations with respect to productivity or the specifications of their end products, among others.

•

Li-Cycle may engage in strategic transactions that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in the incurrence of debt or other liabilities, or prove not to be successful.

•

Failure to materially increase recycling capacity and efficiency could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition. Li-Cycle is and will be dependent on its recycling facilities. If one or more of its current or future facilities become inoperative, capacity constrained or if operations are disrupted, Li-Cycle’s business, results of operations and financial condition could be materially adversely affected.

•

Li-Cycle may in the future need to raise additional funds to meet its capital requirements and such funds may not be available to Li-Cycle on commercially reasonable terms or at all, which could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle has a history of losses and expects to incur significant expenses for the foreseeable future, and there is no guarantee it will achieve or sustain profitability.

•

Problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle’s business is subject to operational and project development risks that could disrupt our business, some of which may not be insured or fully covered by insurance.

•	Li-Cycle’s revenue depends on maintaining and increasing feedstock supply commitments as well as securing new sources of supply.

•	Li-Cycle relies on a limited number of customers and the projected revenues for the Rochester Hub are derived significantly from a single customer.

•	A decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies, could materially harm Li-Cycle’s financial results and ability to grow its business.

•

Decreases in demand and fluctuations in benchmark prices for the metals contained in Li-Cycle’s products could significantly impact Li-Cycle’s costs, revenues and results of operations. In addition to commodity prices, Li-Cycle’s costs and revenues are primarily driven by the volume and composition of lithium-ion battery feedstock materials processed at its facilities (including manufacturing scrap, spent batteries and third-party purchased black mass) and changes in the volume or composition of feedstock processed could significantly impact Li-Cycle’s revenues and results of operations.

•	The development of an alternative chemical make-up of lithium-ion batteries or battery alternatives could materially adversely affect Li-Cycle’s revenues and results of operations.

•	Li-Cycle’s heavy reliance on the experience and expertise of its management may cause material adverse impacts on it if a management member departs.

•

Li-Cycle relies on third-party consultants for its regulatory compliance and Li-Cycle could be materially adversely impacted if the consultants do not correctly inform Li-Cycle of the legal changes. Further, Li-Cycle is subject to the risk of litigation or regulatory proceedings, which could materially adversely impact its financial results.

•

Li-Cycle may not be able to complete its recycling processes as quickly as customers may require, which could cause it to lose supply contracts and could harm its reputation. Li-Cycle operates in an emerging, competitive industry and if it is unable to compete successfully its revenue and profitability will be materially adversely affected.

•	Increases in income tax rates, changes in income tax laws or disagreements with tax authorities could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle’s operating and financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

•	Fluctuations in foreign currency exchange rates could result in declines in reported sales and net earnings.

•

Unfavorable economic conditions, including the consequences of the global COVID-19 pandemic, disruptions in the global supply chain and inflation, could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

•

Natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•

Failure to protect or enforce Li-Cycle’s intellectual property could materially adversely affect its business, and Li-Cycle may be subject to intellectual property rights claims by third parties, which could be costly to defend, could require us to pay significant damages and could limit the Company’s ability to use certain technologies.

•

Li-Cycle has identified material weaknesses in its internal control over financial reporting. If its remediation of such material weaknesses is not effective, or if it fails to develop and maintain a proper and effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Risks Relating to this Offering and Ownership of Our Securities

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Our by-laws provide, subject to limited exceptions, that the Superior Court of Justice of the Province of Ontario and the appellate courts therefrom are the sole and exclusive forum for certain shareholder litigation matters, which could limit shareholders’ ability to obtain a favorable judicial forum for disputes.

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Our common shares have only recently become publicly traded, and the market price of our common shares may be volatile. The trading price of our common shares could be subject to wide fluctuations. Sales of substantial amounts of our common shares after the expiration of applicable lock-up periods, or the perception that such sales will occur, could materially adversely affect the market price of our common shares.

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The NYSE may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions. Because Li-Cycle has historically operated as a private company, we have limited experience complying with public company obligations and fulfilling these obligations is expensive and time consuming and may divert management’s attention from the day-to-day operation of our business.

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As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain NYSE requirements applicable to U.S. issuers.

•	Failure to develop and maintain effective internal control over financial reporting could have a material adverse effect on our business, results of operations and trading price of our common shares.

•

As an “emerging growth company,” the Company cannot be certain if reduced disclosure and governance requirements applicable to “emerging growth companies” will make its shares less attractive to investors.

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We may issue additional shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders and may depress the market price of our common shares. The issuance of our common shares in connection with the conversion of our outstanding convertible notes would cause substantial dilution, and could materially affect the trading price of our common shares. The Company becoming a “passive foreign investment company” could also have material adverse U.S. federal income tax consequences for U.S. Holders. We do not currently intend to pay dividends, which could affect your ability to achieve a return on your investment.

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The Company’s ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its shares.

•

The Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Risks Relating to Li-Cycle’s Business

Li-Cycle’s success will depend on its ability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third-party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries.

Li-Cycle’s future business depends in large part on its ability to economically and efficiently source, recycle and recover lithium-ion battery materials (including end-of-life batteries, manufacturing scrap and third-party black mass), and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries. Although it currently recycles and recovers lithium-ion battery materials at Spoke facilities in Ontario, New York State and Arizona, Li-Cycle will need to scale its recycling capacity in order to successfully implement its global growth strategy and plans to do so in the future by, among other things, successfully building and developing additional Spoke & Hub facilities, including its first commercial Hub facility in Rochester, New York; additional North American Spoke facilities near Tuscaloosa, Alabama and in Warren, Ohio; and the Company’s first European Spokes, in Norway and Germany.

Although Li-Cycle has experience in recycling lithium-ion materials in its existing facilities, such operations are currently conducted on a limited scale, and Li-Cycle has not yet developed or operated a Hub facility on a commercial scale to produce and sell end products. Li-Cycle does not know whether it will be able to develop efficient, automated, low-cost recycling capabilities and processes, or whether it will be able to secure reliable sources of supply, in each case that will enable it to meet the production standards, costs and volumes required to successfully recycle lithium-ion batteries and lithium-ion battery materials and meet its business objectives and customer needs. Even if Li-Cycle is successful in high-volume recycling in its current and future facilities, it does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control, such as problems with suppliers, or in time to meet the commercialization schedules of future recycling needs or to satisfy the requirements of its customers. Li-Cycle’s ability to effectively reduce its cost structure over time is limited by the fixed nature of many of its planned expenses in the near-term, and its ability to reduce long-term expenses is constrained by its need to continue investment in its global growth strategy. Any failure to develop and scale such manufacturing processes and capabilities within Li-Cycle’s projected costs and timelines could have a material adverse effect on its business, results of operations and financial condition.

Li-Cycle may not be able to successfully implement its global growth strategy, on a timely basis or at all.

Li-Cycle’s future global growth, results of operations and financial condition depend upon its ability to successfully implement its growth strategy, which, in turn, is dependent upon a number of factors, some of which are beyond Li-Cycle’s control, including its ability to:

•	Economically recycle and recover lithium-ion batteries and lithium-ion battery materials and meet customers’ business needs;

•	Effectively introduce methods for higher recovery rates of lithium-ion batteries and solutions to recycling;

•	Complete the construction of its future facilities, including the Rochester Hub, and the Spoke Capital Projects at a reasonable cost on a timely basis;

•	Invest and keep pace in technology, research and development efforts, and the expansion and defense of its intellectual property portfolio;

•	Secure and maintain required strategic supply arrangements;

•	Secure and maintain leases for future Spoke & Hub facilities at competitive rates and in favorable locations;

•	Apply for and obtain the permits necessary to operate Spoke & Hub facilities on a timely basis;

•	Effectively compete in the markets in which it operates; and

•	Attract and retain management or other employees who possess specialized knowledge and technical skills.

There can be no assurance that Li-Cycle can successfully achieve any or all of the above initiatives in the manner or time period that it expects. Further, achieving these objectives will require investments that may result in both short-term and long-term costs without generating any current revenue and therefore may be dilutive to earnings. Li-Cycle cannot provide any assurance that it will realize, in full or in part, the anticipated benefits it expects to generate from its growth strategy. Failure to realize those benefits could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

Li-Cycle may be unable to manage future global growth effectively.

Even if it can successfully implement its global growth strategy, any failure to manage its growth effectively could materially and adversely affect Li-Cycle’s business, results of operations and financial condition. Li-Cycle intends to expand its operations globally, which will require it to hire and train new employees in different countries; accurately forecast supply and demand, production and revenue; source and maintain supplies of lithium-ion batteries, lithium-ion battery manufacturing scrap and third-party black mass; control expenses and investments in anticipation of expanded operations; establish new or expand current design, production, and sales and service facilities; and implement and enhance administrative infrastructure, systems and processes. Future growth may also be tied to acquisitions, and Li-Cycle cannot guarantee that it will be able to effectively acquire other businesses or integrate businesses that it acquires. Failure to efficiently manage any of the above could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

The development of Li-Cycle’s Rochester Hub, Spoke Capital Projects and other future projects is subject to risks, including with respect to engineering, permitting, procurement, construction, commissioning and ramp-up, and Li-Cycle cannot guarantee that these projects will be completed in a timely manner, that its costs will not be significantly higher than estimated, or that the completed projects will meet expectations with respect to their productivity or the specifications of their end products, among others.

Li-Cycle’s Rochester Hub, Spoke Capital Projects and other future projects are subject to development risks, including with respect to engineering, permitting, procurement, construction, commissioning and ramp-up. Because of the uncertainties inherent in estimating construction and labor costs, including as a result of unfavorable market conditions, and the potential for the scope of a project to change, it is relatively difficult to evaluate accurately the total funds that will be required to complete the Rochester Hub, Spoke Capital Projects or other future projects. Further, Li-Cycle’s estimates of the amount of time it will take to complete the Rochester Hub, Spoke Capital Projects or other future projects are based on assumptions about the timing of engineering studies, permitting, procurement, construction, commissioning and ramp-up, all of which can vary significantly from the time an estimate is made to the time of completion. Li-Cycle cannot guarantee that the costs of the Rochester Hub, Spoke Capital Projects or other future projects will not be higher than estimated, or that it will have sufficient capital to cover any increased costs, or that it will be able to complete the Rochester Hub, Spoke Capital Projects or other future projects within expected timeframes. Any such cost increases or delays could negatively affect Li-Cycle’s results of operations and ability to continue to grow, particularly if the Rochester Hub, Spoke Capital Projects or any other future project cannot be completed. Further, there can be no assurance that the Rochester Hub or the Spoke Capital Projects will perform at the expected production rates or unit costs, or that the end products will meet the intended specifications.

Failure to materially increase recycling capacity and efficiency could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

Although Li-Cycle’s existing facilities in Ontario, New York State and Arizona currently have total processing capacity of 20,000 tonnes of lithium-ion batteries and lithium-ion battery materials per year, the future success of Li-Cycle’s business depends in part on its ability to significantly increase recycling capacity and efficiency as part of the incremental/additional facilities. Li-Cycle may be unable to expand its business, satisfy demand from its current and new customers, maintain its competitive position and achieve profitability if it is unable to build and operate any future facilities and otherwise allow for increases in scrapping output and speed. The construction of future global facilities will require significant cash investments and management resources and may not meet Li-Cycle’s expectations with respect to increasing capacity, efficiency and satisfying additional demand. For example, if there are delays in any future planned Hub, such as its current development and construction of the Rochester Hub, construction of the Spoke Capital Projects and/or the future construction of other Spoke & Hub facilities, or if its facilities do not meet expected performance standards or are not able to produce materials that meet the quality standards Li-Cycle expects, Li-Cycle may not meet its target for adding capacity, which would limit its ability to increase sales and result in lower than expected sales and higher than expected costs and expenses. Failure to drastically increase recycling and processing capacity or otherwise satisfy customers’ demands may result in a loss of market share to competitors, damage Li-Cycle’s relationships with its key customers, a loss of business opportunities or otherwise materially adversely affect its business, results of operations and financial condition.

Li-Cycle may engage in strategic transactions, including acquisitions, that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in the incurrence of debt, or prove not to be successful.

From time to time, Li-Cycle may enter into transactions to acquire other businesses or technologies, to enter into joint ventures or to develop additional commercial relationships and its ability to do so successfully cannot be ensured. On January 26, 2022, Li-Cycle entered into a joint venture agreement with ECO STOR AS (“ECO STOR”) and Morrow Batteries AS (“Morrow”) to form Li-Cycle Norway AS through which it will construct the Norway Spoke. In January 2022, we announced that we would be developing a co-located Spoke with a strategic industry partner in Warren, Ohio, to enhance our ability to serve their recycling needs. In addition to these ventures, Li-Cycle is currently considering certain other joint ventures, strategic partnerships and acquisitions to support its growth strategy, including but not limited to the development of new Spoke & Hub facilities, but it does not currently have any binding commitments for such transactions other than as described herein. Li-Cycle will be dependent on its strategic partners with respect to the Norway Spoke, the Ohio Spoke and any other joint ventures. Conflicts or disagreements between Li-Cycle and its strategic partners, or failure of Li-Cycle’s strategic partners to commit sufficient resources to a joint venture may, among other things, delay or prevent the successful development or operation of the Norway Spoke, the Ohio Spoke or other joint ventures, which could have a material adverse effect on Li-Cycle’s business, financial condition, results of operations and prospects. Li-Cycle’s acquisitions or other strategic transactions could include the payment of the purchase price in whole or in part using Li-Cycle’s common shares, which would have a dilutive impact on existing shareholders. Li-Cycle may also decide to incur debt in connection with an acquisition or any other strategic transaction. Even if Li-Cycle identifies suitable opportunities for acquisitions, joint ventures or other strategic transactions, Li-Cycle may not be able to make such transactions on favorable terms or at all. Any strategic transactions Li-Cycle makes may not strengthen its competitive position, and these transactions may be viewed negatively by customers, suppliers or investors. Li-Cycle could incur losses resulting from undiscovered liabilities of an acquired business that we failed to or were unable to discover or were unable to quantify in the course of performing due diligence and that are not covered by any indemnification Li-Cycle may obtain from the seller. In addition, Li-Cycle may not be able to successfully integrate the acquired personnel, technologies and operations into its existing business in an effective, timely and non-disruptive manner. Strategic transactions may also divert management attention from day-to-day responsibilities, increase Li-Cycle’s expenses and reduce Li-Cycle’s cash available for operations and other uses. In addition, Li-Cycle may not be able to fully recover the costs of such acquisitions, joint ventures or other strategic transitions or be successful in leveraging any of them into increased business, revenue or profitability. Li-Cycle also cannot predict the number, timing or size of any future transactions or the effect that any such transactions might have on its results of operations. Accordingly, although there can be no assurance that Li-Cycle will undertake or successfully complete any acquisitions, joint ventures or other strategic transactions, any transactions that Li-Cycle does complete may be subject to the foregoing or other risks and may have a material adverse effect on Li-Cycle’s business, financial condition, results of operations and prospects.

Expanding internationally involves risks that could delay our expansion plans and/or prohibit us from entering markets in certain jurisdictions, which could have a material adverse effect on our results of operations.

International operations, such as those we intend to establish, are subject to certain risks inherent in doing business abroad, including:

•	political, civil and economic instability;

•	risks of war and other hostilities;

•	corruption risks;

•	trade, customs and tax risks;

•	currency exchange rates and currency controls;

•	limitations on the repatriation of funds;

•	insufficient infrastructure;

•	economic sanctions;

•	restrictions on exports, imports and foreign investment;

•	increases in working capital requirements related to long supply chains;

•	changes in labor laws and regimes and disagreements with the labor force;

•	difficulty in protecting intellectual property rights and complying with data privacy and protection laws and regulations; and

•	different and less established legal systems.

Expanding our business in international markets, including the construction and operation of the Norway Spoke and Germany Spoke, is an important element of our strategy and, as a result, our exposure to the risks described above may be greater in the future. The likelihood of such occurrences and their potential effect on our business and results of operations will vary from country to country and are unpredictable, but could have a material adverse effect on our ability to execute our strategy and accordingly on our business, results of operations and financial condition.

Li-Cycle is and will be dependent on its recycling facilities. If one or more of its current or future facilities become inoperative, capacity constrained or if operations are disrupted, Li-Cycle’s business, results of operations and financial condition could be materially adversely affected.

Li-Cycle’s revenue is and will be dependent on the continued operations of its Kingston, Ontario, Rochester, New York and Gilbert, Arizona Spoke facilities as well as its future facilities, including its planned Rochester Hub, Spoke Capital Projects and any other facilities it develops in the future. To the extent that Li-Cycle experiences any operational risk events including, among other things, fire and explosions, severe weather and natural disasters (such as floods, windstorms, wildfires and earthquakes), failures in water supply, major power failures, equipment failures (including any failure of its process equipment, information technology, air conditioning, and cooling and compressor systems), a cyber-attack or other incident, failures to comply with applicable regulations and standards, labor force and work stoppages, including those resulting from local or global pandemics or otherwise, or if its current or future facilities become capacity constrained, Li-Cycle may be required to make capital expenditures even though it may not have sufficient available resources at such time. Additionally, there is no guarantee that the proceeds available from any of Li-Cycle’s insurance policies will be sufficient to cover such capital expenditures. Li-Cycle’s insurance coverage and available resources may prove to be inadequate for events that may cause significant disruption to its operations. Any disruption in Li-Cycle’s recycling processes could result in delivery delays, scheduling problems, increased costs or production interruption, which, in turn, may result in its customers deciding to send their end-of-life lithium-ion batteries and battery manufacturing scrap to Li-Cycle’s competitors. Li-Cycle is and will be dependent on its current and future facilities, which will in the future require a high degree of capital expenditures. If one or more of Li-Cycle’s current or future facilities become inoperative, capacity constrained or if operations are disrupted, its business, results of operations and financial condition could be materially adversely affected.

Li-Cycle may in the future need to raise additional funds to meet its capital requirements and such funds may not be available to Li-Cycle on commercially reasonable terms or at all, which could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

The closed loop resource recovery, logistics management, secure destruction and add-on services of Li-Cycle’s lithium-ion battery recycling are capital-intensive. Although Li-Cycle believes that it will have sufficient funds to meet its capital requirements for the next 12 months, it may in the future need to raise additional funds, including through the issuance of equity, equity linked or debt securities or through obtaining credit from government or financial institutions, and the availability of additional funds to Li-Cycle will depend on a variety of factors, some of which are outside of its control. Additional funds may not be available to Li-Cycle on commercially reasonable terms or at all, which could materially adversely affect its business, results of operations and financial condition. If additional funds are raised by issuing equity or equity-linked securities, shareholders of Li-Cycle may incur dilution.

Li-Cycle has a history of losses and expects to incur significant expenses for the foreseeable future, and there is no guarantee it will achieve or sustain profitability.

Li-Cycle was until 2020 a development stage company with no commercial revenues, and incurred net losses of approximately $226.6 million for the year ended October 31, 2021, $9.3 million for the year ended October 31, 2020, $4.1 million for the year ended October 31, 2019 and $0.9 million for the year ended October 31, 2018. The loss for the twelve months ended October 31, 2021, included a one-time listing fee of $152.7 million in relation to the Business Combination between Li-Cycle and Peridot Acquisition Corp. which was finalized on August 10, 2021 and represents the difference between the estimated fair value of the consideration transferred and the estimated fair value of assets acquired and liabilities assumed in the transaction. In addition, the loss for the twelve months ended October 31, 2021, included a $33.8 million fair value loss to remeasure Company warrants to their publicly traded fair market value. For the nine months ended July 31, 2022, Li-Cycle’s revenue was $10.5 million, and it recorded a net loss of $19.6 million, which included a $36.2 million fair value gain on the redemption of all outstanding warrants. As of January 31, 2022, the warrants are no longer publicly traded. Li-Cycle’s primary sources of liquidity are currently the funds raised from the Business Combination, including the PIPE Financing, the 2021 Convertible Notes, the LG Subscription, the Glencore Convertible Note, as well as funds generated by operating activities. Li-Cycle expects both its capital and operating expenditures will increase significantly in connection with Li-Cycle’s ongoing activities. Li-Cycle believes that its performance and future success is dependent on multiple factors that present significant opportunities for Li-Cycle to increase revenues, but also pose risks and challenges. Li-Cycle believes it will continue to incur losses for the foreseeable future and there is no guarantee it will achieve or sustain profitability in the future.

Problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

On rare occasions, lithium-ion battery cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion battery cells. Negative public perceptions regarding the safety or suitability of lithium-ion battery cells for automotive applications, the social and environmental impacts of cobalt mining or any future incident involving lithium-ion battery cells, such as a vehicle or other fire, even if such incident does not involve Li-Cycle directly, could have a negative impact on the market for lithium-ion batteries, reducing the number of batteries in the market and Li-Cycle’s revenue.

In addition, recycling of lithium-ion batteries requires Li-Cycle to store a significant number of lithium-ion battery cells at its facilities. We are subject to risks associated to mishandling of lithium-ion battery cells, which could cause disruption to the operation of Li-Cycle’s current or future facilities. While Li-Cycle has implemented safety procedures related to the handling of the cells, a safety issue or fire related to the cells could disrupt Li-Cycle’s operations. Any impact on revenue resulting from reduced demand for lithium-ion batteries or on Li-Cycle’s operations from perceived or actual safety or security issues at its own facilities could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

Li-Cycle’s business is subject to operational and project development risks that could disrupt our business, some of which may not be insured or fully covered by insurance.

Our operations (including future operations such as our Rochester Hub and Spoke Capital Projects) are subject to risks inherent in the lithium-ion battery recycling industry and risks associated with the construction and development of new facilities, including potential liability which could result from, among other circumstances, personal injury, environmental claims or property damage, some of which may not be insured or fully covered at any time by insurance. The availability of, and the ability to collect on, insurance coverage is subject to various factors some of which are beyond our control and is not guaranteed to cover any or all of our losses in every circumstance. Li-Cycle’s insurance coverage at any time may also be inadequate to fully cover hazard risk exposures related to any such operational risks.

Li-Cycle has no control over changing conditions and pricing in the insurance marketplace and the cost or availability of various types of insurance may change dramatically in the future. Moreover, Li-Cycle may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured loss, or a loss in excess of the insurance coverage limits maintained by Li-Cycle, could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

Li-Cycle’s revenue depends on maintaining and increasing feedstock supply commitments as well as securing new sources of supply.

Li-Cycle is reliant on obtaining lithium-ion batteries and battery manufacturing scrap for recycling at its Spokes through contracts with third-party suppliers. Li-Cycle also expects to procure black mass from third parties for processing at its future Hubs, to supplement its internal production. As a result, in order to maintain and expand its business, Li-Cycle must continue to maintain and expand its pipeline from existing suppliers, and develop and gain new sources of supply. However, it is difficult to predict whether and when Li-Cycle will secure such commitments due to competition for suppliers and the lengthy process of negotiating supplier agreements, which may be affected by factors that Li-Cycle does not control, such as market and economic conditions, financing arrangements, commodity prices, environmental issues and government approvals. Suppliers may change or delay supply under their contracts for any number of reasons, including force majeure or government approval factors that are unrelated to Li-Cycle. There can be no assurance that Li-Cycle will attract new suppliers or expand its supply pipeline from existing suppliers, and the inability to secure adequate supply could have a negative impact on Li-Cycle’s business, results of operation and financial condition.

Li-Cycle relies on a limited number of customers and the projected revenues for the Rochester Hub are derived significantly from a single customer.

Li-Cycle relies on a limited number of customers from whom we generate most of our revenue. Li-Cycle has entered into two off-take agreements with Traxys covering (i) 100% of its production of black mass, from

Li-Cycle’s North American Spokes, other than such black mass as Li-Cycle has determined (in its sole discretion) is required for internal purposes at Li-Cycle’s Hubs, and (ii) 100% of its production of certain end products from Li-Cycle’s Rochester Hub, being lithium carbonate, nickel sulphate, cobalt sulphate, manganese carbonate and graphite concentrate. Li-Cycle has also entered into additional off-take agreements with Glencore, covering substantially all of our other Spoke and Hub products. If our off-take partners are unwilling or unable to fulfill their contractual obligations to us, if either party fails to perform under the relevant contract, or if these off-take partners otherwise terminate such agreements prior to their expiration, our business, results of operations and financial condition could be materially and adversely affected and we may not be able to find a other offtake partners on similar or more favorable terms, which could have a material adverse effect on our business, results of operations and financial condition.

Our commercial agreements with Glencore also provide for the procurement of feedstock for our Spoke facilities, and procurement of black mass for our future Hub facilities, to supplement the volumes we are currently either independently sourcing or producing. Although these agreements are not exclusive for either party, they also do not commit either party to a specific performance threshold, and therefore a substantial reduction in Glencore’s supply of either product or an unwillingness or inability to fulfill its contractual obligations to us could have a material adverse effect on our business, results of operations and financial condition.

A decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies, could adversely affect the demand for Li-Cycle’s recycling services and products, and materially harm Li-Cycle’s financial results and ability to grow its business.

The demand for Li-Cycle’s recycling services and products is driven in part by projected increases in the demand for EVs (including automobiles, e-bikes, scooters, buses and trucks). A decline in the adoption rate of EVs or a decline in the support by governments for “green” energy technologies could reduce the demand for Li-Cycle’s recycling services and products, which could materially harm Li-Cycle’s financial results and ability to grow its business. A decline in volume under existing contracts or an inability to source new supplier relationships could also have a material adverse effect on Li-Cycle’s results of operations.

Decreases in demand and fluctuations in benchmark prices for the metals contained in Li-Cycle’s products could significantly impact Li-Cycle’s costs, revenues and results of operations.

The prices that Li-Cycle pays for battery feedstock, and the prices that Li-Cycle receives for its products, are generally tied to commodity prices for their principal contained metals, such as lithium, nickel and cobalt. Decreases in demand for or fluctuations in the prices of these commodities will affect Li-Cycle’s costs and revenues and declines in the prices of these commodities could have a material adverse impact on Li-Cycle’s revenues and result in fluctuations in its margins. Any significant decline in Li-Cycle’s revenues and margins will have a material impact on its results of operations.

In addition to commodity prices, Li-Cycle’s revenues are primarily driven by the volume and composition of lithium-ion battery feedstock materials processed at its facilities (including manufacturing scrap, spent batteries and third-party purchased black mass) and changes in the volume or composition of feedstock processed could significantly impact Li-Cycle’s revenues and results of operations.

Li-Cycle’s revenues depend on processing high volumes of feedstock at our Spokes and Hubs, and its revenues are directly impacted by the chemistry of the feedstock processed, particularly as market chemistries shift. Certain feedstock chemistries produce raw materials such as cobalt for which Li-Cycle receives higher prices than others. A decline in overall volume of feedstock processed, or a decline in volume of chemistries with higher priced content relative to other chemistries, could result in a significant decline in Li-Cycle’s revenues, which in turn would have a material impact on its results of operations.

The development of an alternative chemical make-up of lithium-ion batteries or battery alternatives could materially adversely affect Li-Cycle’s revenues and results of operations.

The development and adoption of alternative battery technologies could materially adversely affect Li-Cycle’s prospects and future revenues. Current and next generation high energy density lithium-ion batteries for use in products such as EVs use nickel and cobalt as significant inputs. Cobalt and nickel tend to be in lower supply and therefore command higher prices than certain other raw materials. Alternative chemical makeups for lithium-ion batteries or battery alternatives are being developed and some of these alternatives could be less reliant on cobalt and nickel or use other lower-priced raw materials such as lithium-iron phosphate chemistries, which contain neither cobalt nor nickel. A shift in production to batteries using lower-priced raw materials could affect the value of the end products produced by Li-Cycle, lowering its revenues and negatively impacting its results of operations.

Li-Cycle’s heavy reliance on the experience and expertise of its management may cause material adverse impacts on it if a management member departs.

Li-Cycle depends on key personnel for the success of its business. Li-Cycle’s business may be severely disrupted if it loses the services of its key executives and employees or fails to add new senior and middle managers to its management.

Li-Cycle’s future success is heavily dependent upon the continued service of its key executives. Li-Cycle also relies on a number of key technology staff for its continued operation. Li-Cycle’s future success is also dependent upon its ability to attract and retain qualified senior and middle managers to its management team. If one or more of its current or future key executives or employees are unable or unwilling to continue in their present positions, Li-Cycle may not be able to easily replace them, and its business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, Li-Cycle could lose customers and suppliers and incur additional expenses to recruit and train personnel.

Li-Cycle’s relies on third-party consultants for its regulatory compliance and Li-Cycle could be materially adversely impacted if the consultants do not correctly inform Li-Cycle of the legal changes.

Li-Cycle depends on third-party consultants to work with it across all of its projects to ensure correct permitting, regulatory compliance and keep Li-Cycle apprised of legal changes. Li-Cycle may face non-compliance challenges if the third-party consultants do not inform Li-Cycle of the proper compliance measures or if Li-Cycle fails to maintain its engagement with third-party consultants. If Li-Cycle is not in compliance with the current regulations, it could face litigation, sanctions and fees, which could materially adversely impact its business, results of operations and financial condition.

Li-Cycle is subject to the risk of litigation or regulatory proceedings, which could materially adversely impact its financial results.

All industries, including the lithium-ion battery recycling industry, are subject to legal claims, with or without merit. From time to time, we are subject to various litigation and regulatory proceedings arising in the normal course of business. Due to the inherent uncertainty of the litigation process, we may not be able to predict with any reasonable degree of certainty the outcome of any litigation or the potential for future litigation. Regardless of the outcome, any legal or regulatory proceeding could have a material adverse impact on Li-Cycle’s business, prospects, financial conditions and results of operations due to defense costs, the diversion of management resources, potential reputational harm and other factors. See also Note 17 in our financial statements for the nine months ended July 31, 2022 and 2021.

Li-Cycle may not be able to complete its recycling processes as quickly as customers may require, which could cause it to lose supply contracts and could harm its reputation.

Li-Cycle may not be able to complete its recycling processes to meet the supply it receives from its customers. Operating delays and interruptions can occur for many reasons, including, but not limited to:

•	equipment failures;

•	personnel shortage;

•	labor disputes; or

•	transportation disruptions.

The recycling process for lithium-ion batteries and lithium-ion battery manufacturing scrap material, as well as black mass, is complex. If Li-Cycle fails to complete its recycling processes in a timely fashion, its reputation may be harmed. Any failure by Li-Cycle to complete its recycling processes in a timely fashion may also jeopardize existing orders and cause Li-Cycle to lose potential supply contracts and be forced to pay penalties.

Li-Cycle operates in an emerging, competitive industry and if it is unable to compete successfully its revenue and profitability will be materially adversely affected.

The lithium-ion recycling market is competitive. As the industry evolves and the demand increases, Li-Cycle anticipates that competition will increase. Li-Cycle currently faces competition primarily from companies that focus on one type of lithium-ion material recycling, some of which have more expertise in the recycling of that material than Li-Cycle. Li-Cycle also competes against companies that have a substantial competitive advantage because of longer operating histories and larger budgets, as well as greater financial and other resources. National or global competitors could enter the market with more substantial financial and workforce resources, stronger existing customer relationships, and greater name recognition, or could choose to target medium to small companies in Li-Cycle’s traditional markets. Competitors could focus their substantial resources on developing a more efficient recovery solution than Li-Cycle’s solutions. Competition also places downward pressure on Li-Cycle’s contract prices and gross margins, which presents it with significant challenges in its ability to maintain strong growth rates and acceptable gross margins. If Li-Cycle is unable to meet these competitive challenges, it could lose market share to its competitors and experience a material adverse impact to its business, financial condition and results of operations.

Increases in income tax rates, changes in income tax laws or disagreements with tax authorities could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

Li-Cycle is subject to income taxes in the United States, Canada and in certain foreign jurisdictions in which it operates. Increases in income tax rates or other changes in income tax laws that apply to its business could reduce Li-Cycle’s after-tax income from such jurisdiction and could materially adversely affect its business, financial condition and results of operations. Li-Cycle’s operations outside the United States generate a significant portion of its income. In addition, the United States has recently made or is actively considering changes to existing tax laws. Additional changes in the U.S. tax regime or in how U.S. multinational corporations are taxed on foreign earnings, including changes in how existing tax laws are interpreted or enforced, could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

Li-Cycle is also subject to regular reviews, examinations and audits by the IRS and other taxing authorities with respect to income and non-income-based taxes both within and outside the United States. Economic and political pressures to increase tax revenues in jurisdictions in which it operates, or the adoption of new or reformed tax legislation or regulation, may make resolving tax disputes more difficult and the final resolution of tax audits and any related litigation could differ from its historical provisions and accruals, resulting in a material adverse impact on its business, financial condition and results of operations. In addition, in connection with the Organization for Economic Co-operation and Development Base Erosion and Profit Shifting project, companies are required to disclose more information to tax authorities on operations around the world, which may lead to greater audit scrutiny of profits earned in various countries.

Li-Cycle’s operating and financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

Li-Cycle expects its period-to-period operating and financial results to vary based on a multitude of factors, some of which are outside of Li-Cycle’s control. Li-Cycle expects its period-to-period financial results to vary based on operating costs, which it anticipates will fluctuate with the pace at which it increases its operating capacity. As a result of these factors and others, Li-Cycle believes that quarter-to-quarter comparisons of its operating or financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, Li-Cycle’s financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of our common shares could fall substantially, either suddenly or over time.

Fluctuations in foreign currency exchange rates could result in declines in reported sales and net earnings.

Li-Cycle reports its financial results in U.S. dollars and a material portion of its sales and operating costs are realized in currencies other than the U.S. dollar. For the year ended October 31, 2021, approximately 41% of Li-Cycle’s revenues were realized in Canada. Li-Cycle is also exposed to other currencies, such as the Euro, and may in the future be exposed to additional currencies. If the value of any currencies in which sales are realized, particularly the Canadian dollar, depreciates relative to the U.S. dollar, Li-Cycle’s foreign currency revenue will decrease when translated to U.S. dollars for reporting purposes. In addition, any depreciation in foreign currencies could result in higher local prices, which may negatively impact local demand and have a material adverse effect on Li-Cycle’s business, results of operations and financial condition. Alternatively, if the value of any of the currencies in which operating costs are realized appreciates relative to the U.S. dollar, Li-Cycle’s operating costs will increase when translated to U.S. dollars for reporting purposes. Although these risks may sometimes be naturally hedged by a match in operating costs denominated in the same currency, fluctuations in foreign currency exchange rates, particularly the U.S.-Canadian dollar exchange rate, could create discrepancies between Li-Cycle’s operating costs in a given currency that could have a material adverse effect on its business, results of operations and financial condition.

While Li-Cycle actively manages its exposure to foreign-exchange rate fluctuations and may enter into hedging contracts from time to time, such contracts hedge foreign-currency denominated transactions and any change in the fair value of the contracts could be offset by changes in the underlying value of the transactions being hedged. Furthermore, Li-Cycle does not have foreign-exchange hedging contracts in place with respect to all currencies in which it does business. As a result, there can be no assurance that Li-Cycle’s approach to managing its exposure to foreign-exchange rate fluctuations will be effective in the future or that Li-Cycle will be able to enter into foreign-exchange hedging contracts as deemed necessary on satisfactory terms.

Unfavorable economic conditions, including the consequences of the global COVID-19 pandemic, disruptions in the global supply chain and inflation, could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

Li-Cycle has been impacted by the COVID-19 pandemic, and Li-Cycle cannot predict the future impacts the COVID-19 pandemic, including the emergence of new strains such as the Omicron or Delta variant, may have on its business, results of operations and financial condition. Beginning in March 2020, numerous government regulations and public advisories, as well as shifting social behaviors, temporarily and from time to time limited or closed non-essential transportation, government functions, business activities and person-to-person interactions, and the duration of such trends is difficult to predict. The continued impact of COVID-19 on manufacturing production may lead to less demand for lithium-ion batteries, impacting the resulting contribution of batteries and battery-related scrap material to the recycling market over the short-to-medium term.

The ongoing COVID-19 pandemic and geo-political events have resulted in significant supply chain disruptions globally and continue to affect Li-Cycle’s business in the form of operational slow-downs and interruptions, including those caused by employee absences and mandatory quarantines resulting from actual or suspected exposure to COVID-19. The Company has, at times, experienced slow-downs and interruptions in its battery supply chain. Li-Cycle shut down its corporate headquarters in March 2020 and enforced a work-from-home mandate. Li-Cycle re-opened its corporate office facilities in November 2021. A second temporary closure of Li-Cycle’s corporate headquarters occurred in January 2022 related to the Omicron variant and the office subsequently re-opened in February 2022. Li-Cycle cannot currently predict the duration of the impact of the COVID-19 pandemic on its operations. Continuing effects of the COVID-19 pandemic, including the emergence of new strains such as the Omicron or Delta variant may cause governments to impose new restrictive measures, result in employee absences from work or result in negative economic effects, which in each case could have a material adverse impact on Li-Cycle’s operations, development and construction activities and financial condition.

Li-Cycle’s operations, costs and timelines may also be affected by global economic markets and levels of consumer comfort and spend, including recessions, slow economic growth, economic and pricing instability, inflation levels, increase of interest rates and credit market volatility, all of which could impact demand in the worldwide transportation industries or otherwise have a material adverse effect on Li-Cycle’s business, results of operations and financial condition. For example, Russia’s invasion of Ukraine has and may continue to further exacerbate disruptions in the global supply chain. Shortages, price increases and/or delays in shipments of supplies, equipment and raw materials have occurred and may continue to occur in the future which may result in increased operational or construction costs or operational or construction slowdowns. Because the impact of current conditions on an ongoing basis is yet largely unknown, is rapidly evolving and has been varied across geographic regions, this ongoing assessment will be particularly critical to allow Li-Cycle to accurately project supply and demand and infrastructure requirements globally and allocate resources accordingly. If current global market and political conditions continue or worsen, Li-Cycle’s business, results of operations and financial condition could be materially adversely affected.

Natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

The occurrence of one or more natural disasters, such as fires, hurricanes and earthquakes, unusually adverse weather, epidemic or pandemic outbreaks, such as the ongoing COVID-19 pandemic, cyber incidents such as ransomware attacks, boycotts and geo-political events, such as civil unrest and acts of terrorism (including cyber terrorism or other cyber incidents), or similar disruptions could materially adversely affect Li-Cycle’s business, power supply, results of operations and financial condition. These events could result in physical damage to property, an increase in energy prices, temporary or permanent closure of one or more of Li-Cycle’s current or planned facilities, temporary lack of an adequate workforce in a market, temporary or long-term disruption in the supply of raw materials, construction delays at the Rochester Hub, the Spoke Capital Projects or other facilities being developed, temporary disruption in transport from overseas, or disruption to Li-Cycle’s information systems. Li-Cycle may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, results of operations and financial condition.

Failure to protect or enforce Li-Cycle’s intellectual property could materially adversely affect its business.

Li-Cycle’s success depends in large part on its proprietary technology. Li-Cycle relies on various intellectual property rights, including patents, copyrights, trademarks, and trade secrets, as well as confidentiality provisions and contractual arrangements, and other forms of statutory and common law protection to protect its proprietary rights. If Li-Cycle does not protect and enforce its intellectual property rights adequately and successfully, its competitive position may suffer, which could materially adversely affect the Company’s business, prospects, financial condition and results of operations.

Li-Cycle’s pending patent or trademark applications may not be approved, or competitors or others may challenge the validity, enforceability, or scope of its issued patents, the scope of its copyrights, the registrability of its trademarks or the trade secret status of its proprietary information. There can be no assurance that additional patents will be filed or issued or that any of Li-Cycle’s currently issued patents will provide significant protection for Li-Cycle’s commercially relevant intellectual property or for those portions of its proprietary technology that are the most key to its competitive positions in the marketplace. In addition, Li-Cycle’s patents, copyrights, trademarks, trade secrets, and other intellectual property rights may not provide us a significant competitive advantage. There is no assurance that the forms of intellectual property protection that Li-Cycle seeks, including business decisions about whether, when and where to file patents and when and how to maintain and protect copyrights, trade secrets, license and other contractual rights, will be adequate to protect Li-Cycle’s business.

Not all countries offer the same types, standards for registrability or level of protection for the Company’s intellectual property as Canada and the United States, and Li-Cycle may not pursue the same intellectual property filings or obtain the intellectual property registrations of the same scope in all of its commercially-relevant markets. As Li-Cycle expands its international activities, its exposure to unauthorized copying and use of its technology and proprietary information will likely increase. Effective intellectual property protection may not be available to Li-Cycle in every country in which it operates. In addition, many countries limit the enforceability of patents against certain third parties, including government agencies or government contractors, or make patents subject to compulsory licenses to third parties under certain circumstances. In these countries, patents may provide limited or no benefit.

Intellectual property laws, procedures, and restrictions provide only limited protection and any of the Company’s intellectual property rights may be challenged, invalidated, circumvented, infringed, or misappropriated. The Company enters into confidentiality and invention assignment or intellectual property ownership agreements with its employees and contractors and enters into confidentiality agreements with other third parties. The Company cannot ensure that these agreements, or all the terms thereof, will be enforceable or compliant with applicable law, or otherwise effective in controlling access to, use of, reverse engineering, and distribution of Li-Cycle’s proprietary information or in effectively securing exclusive ownership of intellectual property developed by its current or former employees and contractors. Despite these agreements and the Company’s reasonable precautions, its intellectual property is vulnerable to misappropriation, unauthorized access and copying through employee or third-party error or actions, including malicious state or state-sponsored actors, theft, hacking, cybersecurity incidents, and other security breaches and incidents, and such incidents may be difficult to detect and may remain undiscovered or unknown for a significant period of time. Further, these agreements with the Company’s employees, contractors, and other parties do not prevent other parties from independently developing technologies, products and services that are substantially equivalent or superior to the Company’s technologies and services. It is possible for third parties to infringe upon or misappropriate the Company’s intellectual property and to use information that Li-Cycle regards as proprietary to create services that compete with those of the Company.

Li-Cycle may need to spend significant resources securing and monitoring its intellectual property rights, and it may or may not be able to detect infringement by third parties. Li-Cycle’s competitive position may be materially adversely impacted if it cannot detect infringement or enforce its intellectual property rights quickly or successfully. In some circumstances, Li-Cycle may choose not to pursue enforcement of its valid intellectual property rights for a variety of legal and business considerations, including (i) because an infringer has a dominant intellectual property position, (ii) because of uncertainty relating to the scope of the Company’s intellectual property or the outcome of an enforcement action, (iii) because of the financial and reputational costs associated with enforcement or (iv) for other business reasons. In addition, competitors might avoid infringement by designing around the Company’s intellectual property rights or by developing non-infringing competing technologies. Litigation brought to protect and enforce the Company’s intellectual property rights could be costly, time-consuming, and distracting to management and Li-Cycle’s development teams and could result in the impairment or loss of portions of its intellectual property, for example, the Company’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims attacking the scope, validity, and enforceability of the Company’s intellectual property rights, or with counterclaims and countersuits asserting infringement by the Company of third-party intellectual property rights. Li-Cycle’s failure to secure, protect, and enforce its intellectual property rights could materially adversely affect its brand and its business, any of which could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

Li-Cycle may be subject to intellectual property rights claims by third parties, which could be costly to defend, could require payment of significant damages and could limit the Company’s ability to use certain technologies.

Li-Cycle is subject to the risk of third parties asserting claims of infringement of intellectual property rights or violation of other statutory, license or contractual rights in technology or data. Any such claim by a third party, even if without merit, could cause Li-Cycle to incur substantial costs defending against such claim and could distract the Company’s management and its development teams from its business.

Although third parties may offer a license to their technology or data, the terms of any offered license may not be acceptable or commercially reasonable and the failure to obtain a license or the costs associated with any license could cause the Company’s business, prospects, financial condition, and results of operations to be materially adversely affected. In addition, some licenses may be non-exclusive, and therefore the Company’s competitors may have access to the same technology or data licensed to the Company. Alternatively, Li-Cycle may be required to develop non-infringing technology or data which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment or the Company may agree to a settlement that prevents it from selling certain products or performing certain services in a given country or countries or that requires the Company to pay royalties, substantial damages, including treble damages if it is found to have willfully infringed the claimant’s patents, copyrights, trade secrets or other statutory rights, or other fees. Any of these events could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

Li-Cycle has identified material weaknesses in its internal control over financial reporting. If its remediation of such material weaknesses is not effective, or if it fails to develop and maintain a proper and effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Prior to August 10, 2021, Li-Cycle Holdings Corp. was a private company and we addressed our internal control over financial reporting with internal accounting and financial reporting personnel and other resources.

In the course of preparing for the Business Combination with Peridot Acquisition Corp, Li-Cycle identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Li-Cycle’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis.

For the fiscal year ended October 31, 2021, Li-Cycle did not have in place (i) an effective control environment with formal processes and procedures, and (ii) an adequate number of accounting personnel with the appropriate technical training in, and experience with, IFRS to allow for a detailed review of complex accounting transactions, that would identify errors in a timely manner, including in areas such as revenue recognition, inventory, related party arrangements, financing transactions and business combination transactions. Li-Cycle did not design or maintain effective controls over the financial statement close and reporting process in order to ensure the accurate and timely preparation of financial statements in accordance with IFRS. In addition, information technology controls, including end user and privileged access rights and appropriate segregation of duties, including for certain users the ability to create and post journal entries, were not designed or operating effectively. As of July 31, 2022, these material weaknesses have not been remediated.

While we have taken steps to address these material weaknesses and expect to continue to implement the remediation plan, any gaps or deficiencies in our internal control over financing reporting may result in us being unable to provide required financial information in a timely and reliable manner and/or incorrectly reporting financial information.

Risks Relating to this Offering and Ownership of Our Securities

Our by-laws provide, subject to limited exceptions, that the Superior Court of Justice of the Province of Ontario and the appellate courts therefrom are the sole and exclusive forum for certain shareholder litigation matters, which could limit shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or shareholders.

Our by-laws require, to the fullest extent permitted by law and subject to certain exemptions for actions brought to enforce a duty or liability under certain U.S. securities laws, that (i) derivative actions brought in our name, (ii) actions against directors, officers and employees for breach of fiduciary duty, (iii) any action or proceeding asserting a claim arising pursuant to the OBCA or our governing documents, and (iv) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the OBCA) may be brought only in the Superior Court of Justice of the Province of Ontario, Canada and the appellate courts therefrom and, if brought outside of such forum, the shareholder bringing the suit will be deemed to have consented to the personal jurisdiction of the provincial and federal courts located within the Province of Ontario in connection with any action brought in such court to enforce the forum provisions and to service of process on such shareholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in our common shares shall be deemed to have notice of and consented to the forum provisions in its articles. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act. The exclusive forum provision in our by-laws will not apply to actions arising under the Securities Act or the Exchange Act.

This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Our common shares have only recently become publicly traded, and the market price of our common shares may be volatile. The trading price of our common shares could be subject to wide fluctuations due to a variety of factors, including:

•	our actual or anticipated operating performance and the operating performance of our competitors;

•

failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

•	any major change in our board of directors, management, or key personnel;

•	market conditions in our industry;

•	the COVID-19 pandemic and its impact on the markets and economies in which we operate;

•	general economic conditions such as recessions, inflation, interest rates, fuel prices, international currency fluctuations;

•	rumors and market speculation involving us or other companies in our industry;

•	announcements by us or our competitors of significant innovations, new products, services or capabilities, acquisitions, strategic investments, partnerships, joint venture or capital commitments;

•	the legal and regulatory landscape and changes in the application of existing laws or adoption of new laws that impact our business;

•	legal and regulatory claims, litigation, or pre-litigation disputes and other proceedings;

•	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events; and

•	sales or expected sales of our common shares by us, our officers, directors, significant shareholders, and employees.

In addition, stock markets have experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. These fluctuations may be even more pronounced in the trading market for our common shares as a result of the supply and demand forces for newly public companies. In the past, stockholders have instituted securities class action litigation following periods of stock volatility.

Sales of substantial amounts of our common shares after the expiration of applicable lock-up periods, or the perception that such sales will occur, could materially adversely affect the market price of our common shares.

On the closing date of the Business Combination, we, the Peridot Class B Holders and the Li-Cycle Holders entered into the Investor Agreement. Pursuant to the Investor Agreement, the common shares held by Peridot Class B Holders were subject to certain transfer restrictions that expired one year after the Closing, on August 10, 2022. Sales of a substantial number of our common shares in the public market after the expiration of the lock-up period pursuant to the Investor Agreement, or the perception that such sales will occur, could materially adversely affect the market price of our common shares and make it difficult for us to raise funds through securities offerings.

The NYSE may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions.

Upon consummation of the Business Combination, our common shares became listed on the New York Stock Exchange. In order to list our common shares, we were required to meet the NYSE initial listing requirements. Although we were able to meet those initial listing requirements, we may be unable to maintain the listing of our common shares in the future.

If the NYSE were to delist our common shares, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for the Company; and

•	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

Because Li-Cycle has historically operated as a private company, we have limited experience complying with public company obligations and fulfilling these obligations is expensive and time consuming and may divert management’s attention from the day-to-day operation of our business.

As a privately held company, Li-Cycle was not required to comply with many corporate governance and financial reporting practices and policies required of publicly-traded companies. As a publicly traded company, we incur significant legal, accounting and other expenses that Li-Cycle was not required to incur in the recent past. These expenses will increase once we are no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will no longer qualify as an “emerging growth company” on October 31, 2022. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and NYSE, have increased the costs and the time that must be devoted to compliance matters. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses. Being a public company could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Peridot’s public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that are held by non-affiliates exceeds $700 million as of the last day of the second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we can no longer be classified as an “emerging growth company,” we expect to incur additional compliance costs, which will reduce our ability to operate profitably. We will no longer qualify as an “emerging growth company” on October 31, 2022. Consequently, the Company will be required to comply with the auditor attestation requirements for the assessment of its internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, which would be included in the Company’s Annual Report on Form 20-F covering the fiscal year ended October 31, 2022.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain NYSE requirements applicable to U.S. issuers.

The Company is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act. For example, we are not required to file current reports on Form 8-K or quarterly reports on Form 10-Q, we are exempt from the U.S. proxy rules which impose certain disclosure and procedural requirements for U.S. proxy solicitations and we will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as our financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. In addition, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Accordingly, holders of the Company’s securities may receive less or different information about the Company than they may receive with respect to public companies incorporated in the United States.

In addition, as a “foreign private issuer” whose common shares are listed on NYSE, we are permitted to follow certain home country corporate governance practices in lieu of certain NYSE requirements.

We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States (including preparation of financial statements in accordance with U.S. GAAP). If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Failure to develop and maintain effective internal control over financial reporting could have a material adverse effect on our business, results of operations and the trading price of our common shares.

Prior to the consummation of the Business Combination, Li-Cycle was not subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination and the transactions related thereto, the Company is required to comply with Section 404 of the Sarbanes-Oxley Act on the timeline described below, which requires, among other things, the Company to evaluate annually the effectiveness of its internal control over financial reporting. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Li-Cycle prior to the Business Combination. Section 404(a) of the Sarbanes-Oxley Act (“Section 404(a)”) requires that, beginning with the second annual report following the Business Combination, management assess and report annually on the effectiveness of internal control over financial reporting and identify any material weaknesses in internal control over financial reporting. Additionally, Section 404(b) requires the independent registered public accounting firm to issue an annual report that addresses the effectiveness of internal control over financial reporting. We expect our first Section 404(a) assessment will take place for our annual report for the year ending October 31, 2022 and our first Section 404(b) assessment will take place for our annual report for the year ending October 31, 2022 (given that we will no longer qualify as an “emerging growth company” on October 31, 2022). Li-Cycle identified material weaknesses in its internal control over financial reporting, see “Risk Factors — Risks Relating to Li-Cycle’s Business — Li-Cycle has identified material weaknesses in its internal control over financial reporting. If its remediation of such material weaknesses is not effective, or if it fails to develop and maintain a proper and effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.”

Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to the Company following the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner as required or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective, which may subject us to materially adverse regulatory consequences and could harm investor confidence and the trading price of our common shares.

As an “emerging growth company,” the Company cannot be certain if the reduced disclosure and governance requirements applicable to “emerging growth companies” will make its shares less attractive to investors.

As an “emerging growth company,” the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of its internal control over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which the Company has elected to do. We will no longer qualify as an “emerging growth company” on October 31, 2022. Consequently, the Company will be required to comply with the auditor attestation requirements for the assessment of its internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, which would be included in the Company’s Annual Report on Form 20-F covering the fiscal year ended October 31, 2022.

We cannot predict if investors will find our common shares less attractive because we will rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active market for our common shares, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

We expect to incur costs related to our internal control over financial reporting in the upcoming years to further improve our internal control environment. If we identify deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we also could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or express an adverse opinion, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our share price may be materially adversely affected.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders in the Company and may depress the market price of our common shares.

We may issue additional shares or other equity securities in the future in connection with, among other things, capital raises, future acquisitions, repayment of outstanding indebtedness or grants under the Company’s 2021 Incentive Award Plan (the “Incentive Plan”) without shareholder approval in a number of circumstances. Pursuant to the terms of the 2021 Convertible Notes and the Glencore Convertible Note, we may issue common shares upon conversion or redemption of the 2021 Convertible Notes or Glencore Convertible Note, as applicable, upon exercise of the warrants issued to Glencore in connection with a redemption of the Glencore Convertible Note or pursuant to any other term of the 2021 Convertible Notes or Glencore Convertible Note, as applicable, including as a result of any of the PIK provisions of the 2021 Convertible Notes or Glencore Convertible Note, as applicable.

The issuance of additional shares or other equity securities could have one or more of the following effects:

•	our existing shareholders’ proportionate ownership will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share may be diminished; and

•	the market price of our common shares may decline.

The issuance of our common shares in connection with the conversion of the 2021 Convertible Notes and the Glencore Convertible Note would cause substantial dilution, and could materially affect the trading price of our common shares.

As of the date of this prospectus, there is an aggregate principal amount of $105.9 million outstanding under the 2021 Convertible Notes and $200 million outstanding under the Glencore Convertible Note. To the extent we or the holder of the 2021 Convertible Notes or Glencore Convertible Note, as applicable, converts the 2021 Convertible Notes or Glencore Convertible Note, as applicable, into our common shares, substantial amounts of our common shares will be issued. Such issuances could result in substantial decreases to our stock price and dilution to our existing shareholders.

We do not currently intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, a shareholder’s ability to achieve a return on their investment in our common shares will depend on appreciation in the price of our common shares.

The Company’s ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its shares.

The trading market for the Company’s common shares will be influenced by the research and reports that industry or securities analysts may publish about it, its business, its market, or its competitors. If no securities or industry analysts commence coverage of the Company, its share price would likely be less than that which would be obtained if it had such coverage and the liquidity, or trading volume of its common shares may be limited, making it more difficult for a shareholder to sell shares at an acceptable price or amount. If any analysts do cover the Company, their projections may vary widely and may not accurately predict the results it actually achieves. The Company’s share price may decline if its actual results do not match the projections of research analysts covering it. Similarly, if one or more of the analysts who write reports on the Company downgrades its shares or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, its share price or trading volume could decline.

The Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

The Company may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on the Company’s liquidity, the fact that it may report charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to be unable to obtain future financing on favorable terms or at all.

The Company could be or may become a passive foreign investment company, which could result in materially adverse U.S. federal income tax consequences.

It is possible that the Company could be classified as a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes, which would have materially adverse U.S. tax consequences for U.S. persons holding the Company’s common shares. Although the Company believes that it should not be classified as a PFIC for its current taxable year and does not expect to be so classified in the foreseeable future, whether the Company is a PFIC is a factual determination made annually, and the Company’s status will depend among other things upon changes in the composition and relative value of its gross receipts and assets. Because the market value of the Company’s assets (including for this purpose goodwill) may be measured in large part by the market price of the common shares, which is likely to fluctuate, no assurance can be given that the Company will not be a PFIC in the current year or in any future taxable year.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference herein) may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, Section 21 of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this prospectus (including information incorporated by reference herein) include but are not limited to statements about: Li-Cycle’s ability to capitalize on global growth opportunities; anticipated growth in global demand for and production of lithium-ion batteries and the growth of related industries; the annual input capacity and production output of Li-Cycle’s Rochester Hub and its Arizona, Alabama, Ohio, Norway and Germany Spokes, and the expected start-up dates and total capital costs of those projects, as applicable. These statements are based on various assumptions, whether or not identified in this prospectus (including information incorporated by reference herein), made by Li-Cycle management, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and which may cause actual results to differ materially from the forward-looking information. The risk factors and cautionary language discussed in this prospectus (including information incorporated by reference herein) provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	changes adversely affecting the industry in which we operate;

•	our ability to achieve our business strategies, develop our capital projects or to manage our growth;

•	our ability to increase recycling capacity and efficiency and maintain operations at our facilities;

•	maintaining our supplier and customer relationships;

•	our ability to raise funds for our capital requirements;

•	general economic and political conditions;

•	the effects of the COVID-19 pandemic on the global economy, on the markets in which we compete and on our business;

•	our ability to maintain the listing of our securities on the NYSE;

•	our ability to retain our key employees; and

•	the outcome of any legal proceedings or arbitrations that may be instituted against us or in which we may be involved.

These and other risks and uncertainties related to Li-Cycle’s business and the assumptions on which the forward-looking information is based are described in greater detail in the sections entitled “Risk Factors” and “Key Factors Affecting Li-Cycle’s Performance” and elsewhere in this prospectus, in our Annual Report on Form 20-F and in the other documents incorporated by reference into this prospectus.

Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this prospectus or the dates of the documents incorporated by reference in this prospectus.

USE OF PROCEEDS

All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales. We cannot advise you as to whether Wood River Capital, LLC will convert the 2021 Convertible Notes or will otherwise receive any common shares upon conversion or redemption of the 2021 Convertible Notes and, to the extent it does, whether or when it will in fact sell any or all of such securities.

We will pay certain expenses associated with the registration of the common shares covered by this prospectus, as described in the section titled “Plan of Distribution.”

DIVIDEND POLICY

We have not paid any cash dividends on our common shares to date and do not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, any future debt agreements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of July 31, 2022.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or documents incorporated by reference in this prospectus. Our historical results are not necessarily indicative of our expected results for any future periods.

(US$)	As at July 31, 2022
Cash & cash equivalents	$649,026,466
Other current assets	$109,110,728
Non-current assets	$146,775,402

Total assets	$904,912,596

Accounts payable and accrued liabilities	$38,458,692
Lease liabilities	$56,965,070
Loans payable	$33,830
Restoration provisions	$434,489
Convertible debt	$284,853,896
Warrant liability	$—

Total liabilities	$380,745,977

Share capital	$768,608,594
Contributed surplus	$16,238,257
Accumulated deficit	$(260,647,570)
Accumulated other comprehensive loss	$(296,612)
Equity attributable to the Shareholders of Li-Cycle Holdings Corp.	$523,902,669
Non-controlling interest	$263,950

Total shareholders’ equity	$524,166,619

Total liabilities and shareholders’ equity	$904,912,596

DESCRIPTION OF SECURITIES

General

The following description of the material terms of our share capital includes a summary of certain provisions of our articles that became effective upon the closing of the Business Combination (the “articles”). This description is qualified in its entirety by reference to our articles which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Share Capital

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series. As of September 9, 2022, there were 175,430,235 common shares outstanding and no preferred shares outstanding.

Common Shares

Voting Rights. Under our articles, the common shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share entitles its holder to one vote.

Dividend Rights. The holders of outstanding common shares are entitled to receive dividends at such times and in such amounts and form as the board may from time to time determine, but subject to the rights of the holders of any preferred shares. The Company is permitted to pay dividends unless there are reasonable grounds for believing that: (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares. The timing, declaration, amount and payment of any future dividends will depend on the Company’s financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, industry practice and other factors that our board deems relevant.

Preemptive Rights. There are no pre-emptive rights relating to the common shares.

Repurchase of Common Shares. Under the OBCA, the Company will be entitled to purchase or otherwise acquire any of its issued shares, subject to restrictions under applicable securities laws and provided that the Company will not be permitted to make any payment to purchase or otherwise acquire any of its issued shares if there are reasonable grounds for believing that: (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares.

Liquidation. Upon the dissolution, liquidation or winding up of the Company, or any other distribution of assets of the Company, among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of any outstanding series of preferred shares, the holders of common shares will be entitled to receive the remaining property and assets of the Company available for distribution to its shareholders ratably in proportion to the number of common shares held by them.

Preferred Shares

The Company is authorized to issue an unlimited number of preferred shares, issuable in series. Subject to any limitations prescribed by law, including the OBCA, each series of preferred shares will consist of such number of shares and have such rights, privileges, restrictions and conditions as may be determined by the board prior to the issuance of such series. No rights, privileges, restrictions or conditions attaching to any series of preferred shares will confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Company over the shares of any other series of preferred shares. The preferred shares of each series will, with respect to the right of payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Company, rank on parity with the shares of every other series of preferred shares.

The issuance of preferred shares and the terms selected by the board could decrease the amount of earnings and assets available for distribution to holders of common shares or adversely affect the rights and powers, including the voting rights, of the holders of common shares without any further vote or action by the holders of common shares. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of the outstanding voting shares and thereby have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the common shares.

Dissent Rights

Under the OBCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to: (i) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) amend its articles to add, remove or change any restrictions on the business it is permitted to carry on or the powers it may exercise; (iii) amalgamate with another corporation, subject to certain exceptions; (iv) be continued under the laws of another jurisdiction; or (v) sell, lease or exchange all or substantially all of its property. In addition, holders of a class or series of shares of an OBCA corporation are, in certain circumstances and, in the case of items (a), (b) and (e) below, unless the articles of the corporation provide otherwise, entitled to exercise dissent rights and be paid the fair value of their shares if the corporation resolves to amend its articles to (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to shares of such class or series; (b) effect an exchange, reclassification or cancellation of the shares of such class or series; (c) add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class or series; (d) add to the rights or privileges of any class or series of shares having rights or privileges equal or superior to the shares of such class or series; (e) create a new class or series of shares equal or superior to the shares of such class or series, except in certain circumstances; (f) make a class or series of shares having rights or privileges inferior to the shares of such class or series equal or superior to the shares of such class or series; (g) effect an exchange or create a right of exchange of the shares of another class or series into the shares of such class of series; or (h) add, remove or change restrictions on the issue, transfer or ownership of the shares of such class of series.

Transfer of Shares

Subject to the rules of any stock exchange on which shares are posted or listed for trading, no transfer of a security issued by the Company will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the OBCA, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees, and (iii) compliance with the articles of the Company. If no security certificate has been issued by the Company in respect of a security issued by the Company, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Registration Rights

Investor Agreement

On August 10, 2021, the Company, the Peridot Class B Holders and the Li-Cycle Holders entered into the Investor Agreement. Pursuant to the Investor Agreement, the Company is obligated to file a registration statement to register the resale of certain securities held by the Peridot Class B Holders and Li-Cycle Holders within 30 days after the Closing and to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such filing, but no later than the earlier of (i) the 75th day (or the 105th day if the SEC notifies that it will “review” such registration statement) following the Closing Date and (ii) the 15th business day after the date the SEC notifies us that such registration statement will not be “reviewed” or will not be subject to further review. The registration statement of which this prospectus forms a part is intended to satisfy this requirement. In addition, pursuant to the terms of the Investor Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Peridot Class B Holders and Li-Cycle Holders may, subject to the limitations in the Investor Agreement, demand at any time or from time to time, that the Company file a registration statement on Form F-3 (or on Form F-1 if Form F-3 is not available) to register the securities of the Company held by such Peridot Class B Holders and Li-Cycle Holders, and each may specify that such demand registration take the form of an underwritten offering, in each case subject to limitations on the number of demands and underwritten offerings that can be requested by each Peridot Class B Holder and Li-Cycle Holder, as specified in the Investor Agreement. The Peridot Class B Holders and Li-Cycle Holders also have “piggy-back” registration rights, subject to certain requirements and customary conditions. The Investor Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the Peridot Class B Holders and Li-Cycle Holders against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

Subscription Agreements

Contemporaneously with the execution of the Business Combination Agreement, Subscription Agreements were entered into by and among each PIPE Investor, Peridot, and NewCo. Peridot obtained commitments from the PIPE Investors under the Subscription Agreements to purchase common shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $315,490,000. The purpose of the sale of common shares to the PIPE Investors was to raise additional capital for use in connection with the Business Combination.

The common shares sold to the PIPE Investors were identical to the shares that were held by the public shareholders at the time of the Closing, except that when initially issued by Peridot, such shares were restricted securities. The PIPE Financing occurred on the date of, and immediately prior to, the consummation of the Business Combination.

The closing of the PIPE Financing was subject to customary conditions, including, among other conditions, the Company’s agreement to, as soon as practicable (but in any case no later than 30 calendar days after the consummation of the Business Combination), file with the SEC (at its sole cost and expense) a registration statement registering the resale of the shares received by the PIPE Investors in the PIPE Financing and to use its commercially reasonable efforts to have such resale registration statement declared effective as soon as practicable after the filing thereof. The registration statement of which this prospectus forms a part is intended to satisfy this requirement.

KSP Note Purchase Agreement

On September 29, 2021, in connection with the Company’s entry into the KSP Note Purchase Agreement and issuance of the KSP Note, the Company granted certain registration rights under the KSP Note Purchase Agreement. Pursuant to the KSP Note Purchase Agreement, the Company agreed to file with the SEC within 30 days a registration statement covering the resale of the common shares issued or issuable upon conversion of the 2021 Convertible Notes. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable and no later than the earlier of (A) 60 days after the issuance of the KSP Note (or 90 days after the issuance of the KSP Note if the SEC notifies the Company that it will review the registration statement) or (B) 10 business days after the SEC notifies the Company in writing that it will not review the registration statement. The Company agreed to keep the registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the 2021 Convertible Notes) effective until the earlier of (x) the third anniversary of the issuance of the KSP Note or (y) the date on which the holder of the 2021 Convertible Notes ceases to hold any common shares issued or upon conversion of the 2021 Convertible Notes. The registration statement of which this prospectus forms a part is intended to satisfy this requirement.

LG Subscription Agreements

On December 13, 2021, Li-Cycle entered into subscription agreements with each of LGES and LGC, each of which were subsequently amended and restated on March 11, 2022 and April 21, 2022 (the “LG Subscription Agreements” and each, an “LG Subscription Agreement”), pursuant to which each of LGES and LGC agreed, subject to the satisfaction of certain conditions, to subscribe for an equal number of the Company’s common shares in transactions exempt from registration under the Securities Act (the “LG Subscription”). The LG Subscription was completed on May 11, 2022 and consisted of the issuance by the Company in accordance with the LG Subscription Agreements of (i) an initial tranche of 4,416,960 common shares, in the aggregate, at a price of $10.00 per share, for an aggregate initial tranche subscription price of approximately $44.2 million, and (ii) a second tranche of 883,392 common shares, in the aggregate, at a price of $6.60 per share (based on the volume-weighted average trading price of the Company’s common shares for the 5 trading days ending immediately prior to April 29, 2022), for an aggregate second tranche subscription price of approximately $5.8 million, for a total investment of $50.0 million.

The Company has granted certain registration rights to LGES and LGC under the LG Subscription Agreements. The Company agreed to file with the SEC within 30 days of the closing of the LG Subscription a registration statement covering the resale of the common shares issued pursuant to the LG Subscription Agreements. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable and no later than the earlier of (A) 60 days after the closing of the LG Subscription (or 90 days after the closing of the LG Subscription if the SEC notifies the Company that it will review the registration statement) or (B) 10 business days after the SEC notifies the Company in writing that it will not review the registration statement. LGES and LGC have agreed to an extension for the filing of the registration statement. The Company agreed to keep the registration statement (or another shelf registration statement covering the common shares issued pursuant to the LG Subscription Agreements) effective until the earlier of (x) May 11, 2025 or (y) the date on which LGES or LGC, as applicable, ceases to hold any of the common shares acquired pursuant to the LG Subscription Agreements. The registration statement of which this prospectus forms a part is intended to satisfy this requirement.

Glencore Registration Rights Agreement

Concurrently with the issuance of the Glencore Convertible Note, the Company entered into a registration rights agreement with Glencore (the “Glencore Registration Rights Agreement”). The Glencore Registration Rights Agreement provides that upon request of the holder of the Glencore Convertible Note, the Company will file with the SEC within 45 days after notice of such request, a resale registration statement covering the resale of the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants and held by such holder. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable and no later than the earlier of (A) 45 days after the filing of such registration statement (or 75 days after the filing of such registration statement if the SEC notifies the Company that it will review the registration statement) or (B) 15 business days after the SEC notifies the Company in writing that it will not review the registration statement. The Company agreed to keep the registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants) effective until three years after the holder’s receipt of the common shares issued upon conversion of the Glencore Convertible Note or upon exercise of the Glencore Warrants, as applicable.

In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the holder of the Glencore Convertible Note may demand at any time or from time to time, that the Company file a registration statement on Form F-3 (or on Form F-1 if Form F-3 is not available) to register the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants and held by such holder. In addition, the holder of the Glencore Convertible Note may specify that such demand registration take the form of an underwritten offering, subject to limitations on the number of demands and underwritten offerings that can be requested by the holder, as specified in the Glencore Registration Rights Agreement. The holder of the Glencore Convertible Note will also have “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Glencore Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the holder of the Glencore Convertible Note against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

Transfer Restrictions

The common shares issued pursuant to the LG Subscription Agreements are subject to certain transfer restrictions, including that such common shares cannot be transferred other than to permitted transferees until 180 days after closing of the LG Subscription.

Glencore has agreed to certain transfer restrictions with respect to the common shares issued or issuable upon conversion of the Glencore Convertible Note, including that Glencore will not transfer such common shares other than to permitted transferees until May 5, 2024.

Listing

Our common shares are listed on the NYSE under the symbol “LICY”. Holders of our common shares should obtain current market quotations for their securities. There can be no assurance that our common shares will remain listed on NYSE. If we fail to comply with the NYSE listing requirements, our common shares could be delisted from NYSE. A delisting of our common shares would affect the liquidity of our common shares and could inhibit or restrict our ability to raise additional financing.

Transfer Agent

A register of holders of our common shares is maintained by Continental Stock Transfer and Trust Company in the United States, who serves as registrar and transfer agent for our equity securities.

DESCRIPTION OF AMENDED AND RESTATED COMPANY ORGANIZATIONAL DOCUMENTS

Annual Meetings

Under the OBCA, the Company must hold its first annual meeting of shareholders within 18 months after the date on which it was incorporated, and after that must hold an annual meeting not later than 15 months after the last annual meeting at such time and place in or outside the Province of Ontario as may be determined by the directors of the Company or, in the absence of such a determination, at the place where the registered office of the Company is located.

Board and Shareholder Ability to Call Shareholder Meetings

The by-laws of the Company provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition that the directors call a meeting of shareholders for the purposes stated in the requisition. Upon receiving a requisition to call a meeting of shareholders, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to transact the business stated in the requisition unless a record date has been fixed for a meeting of shareholders and notice of the meeting has been given in accordance with the OBCA; the directors of the Company have called a meeting of shareholder and have given notice of the meeting in accordance with the OBCA; or the business of the meeting as stated in the requisition includes certain matters, including, but not limited to, a proposal the primary purpose of which is to enforce a personal claim or redress a personal grievance against the Company or its directors, officers or security holders. If the directors do not call such a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting. The Company must reimburse the requisitioning shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting unless the shareholders have not acted in good faith and in the interest of the shareholders of the corporation generally.

Shareholder Meeting Quorum

The by-laws of the Company provide that one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares of the Company entitled to be voted at the meeting, constitute a quorum at any annual or special meeting of shareholders.

Voting Rights

Under the OBCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the OBCA, the Company articles or by-laws, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Company’s by-laws provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands unless a ballot is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or its functional equivalent result in each person having one vote regardless of the number of shares such person is entitled to vote. If voting is conducted by ballot, each person is entitled to one vote for each share such person is entitled to vote.

There are no limitations on the right of non-resident or foreign owners to hold or vote securities of the Company imposed by Ontario law or by the articles or other constituent document of the Company.

Shareholder Action by Written Consent

Under the OBCA, shareholder action without a meeting may be taken by a resolution signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders. A written resolution of shareholders is as valid as if it had been passed at a meeting of those shareholders. A written resolution of shareholders dealing with all matters required by the OBCA to be dealt with at a meeting of shareholders, and signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at that meeting, satisfies all the requirements of the OBCA relating to that meeting of shareholders.

Access to Books and Records and Dissemination of Information

The Company must keep at its registered office, or at such other place in Ontario as designated by the directors of the Company, the documents, copies, registers, minutes and other records which the Company is required by the OBCA to keep at such places. The Company must prepare and maintain, among other specified documents, adequate accounting records. Under the OBCA, any director, shareholder or creditor of the Company may, free of charge, examine certain of the Company’s records during the usual business hours of the Company.

Election and Appointment of Directors

The articles do not provide for the board of directors to be divided into classes.

At any general meeting of shareholders at which directors are to be elected, a separate vote of shareholders entitled to vote will be taken with respect to each candidate nominated for director. Pursuant to the OBCA, any casual vacancy occurring on the board may be filled by a quorum of the remaining directors, subject to certain exceptions. If the Company does not have a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors then in office must forthwith call a special meeting of shareholders to fill the vacancy and, if the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. Pursuant to the OBCA, where empowered by a special resolution, the directors may, between meetings of shareholders, appoint one or more additional directors, but the number of additional directors may not exceed one and one third times the number of directors required to have been elected at the last annual meeting of shareholders.

The minimum number of directors the Company may have is one and the maximum number of directors is ten, as set out in the articles. The OBCA provides that any amendment to the articles to increase or decrease the minimum or maximum number of directors requires the approval of shareholders by a special resolution.

Removal of Directors

Pursuant to the OBCA, the shareholders may remove any director before the expiration of his or her term of office by ordinary resolution at an annual or special meeting of shareholders, provided that, where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. In that event, the shareholders may elect, by ordinary resolution, another individual as director to fill the resulting vacancy.

Proceedings of Board of Directors

At all meetings of the directors of the Company, every question will be decided by a majority of the votes cast and, in the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the by-laws of the Company and subject to the OBCA, the articles of the Company and applicable securities laws, shareholders of record entitled to vote will nominate persons for election to the board of directors of the Company only by providing proper notice to the corporate secretary. In the case of annual meetings, proper notice must be given, generally between 30 and 65 days prior to the date of the annual meeting. However, in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the meeting was made, the notice must be given on the 10th day following the Notice Date. In the case of a special meeting called for the purpose of electing directors and which is not also an annual meeting of shareholders, the notice must be given not later than the close of business on the 15th day following the date that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the special meeting was made. Such notice must include, among other information, certain information with respect to each shareholder nominating persons for elections to the board, a written consent of each nominee consenting to serve as a director, disclosure about any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares and any other information the Company may reasonably require to determine the eligibility of the nominee to serve as a director.

Approval of Amalgamations, Mergers and Other Corporate Transactions

Under the OBCA, certain corporate actions, such as: (i) amalgamations (other than with certain affiliated corporations); (ii) continuances; (iii) sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business; (iv) reductions of stated capital for any purpose, including in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (v) other actions such as liquidations, or arrangements, must be approved by a special resolution of shareholders.

In certain specified cases where share rights or special rights may be prejudiced or interfered with, a special resolution of shareholders to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights. In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability and Indemnification of Directors and Officers

Under the OBCA, no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and its related regulations or relieves him or her from liability for a breach of the OBCA or its regulations.

A director is not liable under the OBCA for certain acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance, in good faith, on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (ii) an interim or other report of the corporation represented to the director by an officer of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report of advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person.

Under the OBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity.

The OBCA also provides that the Company may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Under the Company’s by-laws, the Company will indemnify to the fullest extent permitted by the OBCA (i) any director or officer of the Company; (ii) any former director or officer of the Company; (iii) any individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity.

Derivative Suits and Oppression Remedy

Under the OBCA, a complainant (being a current or former director, officer or security holder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be a proper person to make such an application) of the Company may apply to the Ontario Superior Court of Justice for leave to bring an action in the name and on behalf of the Company or any of its subsidiaries, or to intervene in an existing action to which the Company or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the Company or any of its subsidiaries.

No such action may be brought and no intervention in any action may be made unless the complainant has given the requisite notice of the application for leave to the directors of the Company or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that (i) the directors of the Company or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interests of the Company or its subsidiary for the action to be brought, prosecuted, defended or discontinued.

Under the OBCA, the court in a derivative action may make any order it thinks fit.

Under the OBCA, a complainant, and, in the case of a public corporation, the Ontario Securities Commission, may apply to the Ontario Superior Court of Justice for any interim or final order the court thinks fit, including, but not limited to, an order restraining the conduct complained of, where the court is satisfied that, in respect of the Company or any of its affiliates, any act or omission of the Company or any of its affiliates effects or threatens to effect a result, the business or affairs of the Company or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner, or the powers of the directors of the Company or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the Company.

Exclusive Forum

The Company’s by-laws provide that, unless the Company consents in writing to the selection of an alternative forum and except as set out below, the Ontario Superior Court of Justice and the appellate courts therefrom will, to the fullest extent permitted by law be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company, any action asserting a claim arising pursuant to any provision of the OBCA or the Company’s articles or by-laws of the Company, or any action asserting a claim related to the relationships among the Company, its affiliates and their respective shareholders, directors or officers (other than the business carried on by the Company or its affiliates). The Company’s by-laws also provide that, notwithstanding the foregoing, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of any action brought to enforce a duty or liability created by the Securities Act. The exclusive forum provision in the by-laws will not apply to actions arising under the Securities Act or the Exchange Act. Investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Amendment of the Articles, By-laws and Alteration of Share Capital

Under the OBCA, the Company may amend the articles by special resolution. For purposes of the OBCA, a special resolution is a resolution submitted to a special meeting of shareholders duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast or consented to in writing by all shareholders entitled to vote at such a meeting. A special resolution is generally required to approve corporate matters that may materially affect the rights of shareholders or are of a transformative nature for the Company, including, but not limited to, changes to the Company’s authorized capital structure, changes to the rights privileges, restrictions and conditions in respect of any of the Company’s shares, a change in the Company’s name, the winding up, dissolution or liquidation of the Company, and a plan of arrangement with shareholders.

Under the OBCA, the board may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the Company. Where the directors make, amend or repeal any by-law, they must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal. Where a by-law is made, amended or repealed by the directors, the by-law, amendment or repeal is effective from the date of the resolution of the directors until it is confirmed, amended or rejected by shareholders (or, if the directors fail to submit the by-law, amendment or repeal to shareholders, until the date of the shareholders meeting at which it should have been submitted).

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders of up to 96,579,362 common shares, including up to 11,021,923 common shares issuable upon conversion of the 2021 Convertible Notes or pursuant to any other term of the 2021 Convertible Notes, including as a result of any of the PIK provisions of the 2021 Convertible Notes.

The selling shareholders may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus, subject in the case of Wood River Capital, LLC, to the terms and conditions of the 2021 Convertible Notes. There are no contractual transfer restrictions or lockup arrangements on the common shares issuable under the 2021 Convertible Notes. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold (i) any of the selling shareholders’ interest in our common shares or (ii) any of Wood River Capital, LLC’s interest in the 2021 Convertible Notes and the securities issuable thereunder, in each case after the date of this prospectus.

The table below sets forth, as of September 9, 2022, the name of the selling shareholders for which we are registering common shares for resale to the public, and the aggregate principal amount that the selling shareholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same shares.

The common shares held by certain of the selling shareholders are subject to transfer restrictions, as described in the section titled “Description of Securities — Transfer Restrictions.”

We cannot advise you as to whether the selling shareholders will in fact sell any or all of such common shares and whether Wood River Capital, LLC will convert the 2021 Convertible Notes into common shares or will otherwise receive any common shares upon conversion of the 2021 Convertible Notes and, to the extent it does, whether or when it will in fact sell any or all of such securities. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s common shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling shareholder and the number of common shares registered on its behalf. A selling shareholder may sell all, some or none of such common shares in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe that the persons named below have sole voting and dispositive power with respect to all common shares that they beneficially own. The shares owned by the persons named below do not have voting rights different from the shares owned by other holders.

Unless otherwise indicated, the address of each beneficial owner listed in the tables below is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

	Securities Beneficially Owned prior to this Offering		Securities to Be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Shareholder	Common Shares	Percentage (1)	Common Shares	Common Shares	Percentage (1)
2829908 Delaware LLC (2)	24,862,612	14.2%	24,862,612	—	—
Keperra Holdings Limited (3)	11,047,167	6.3%	11,047,167	—	—
CEC Aventurine Holdings, LLC (4)	8,256,066	4.7%	8,256,066	—	—
Moore Strategic Ventures (5)	7,805,398	4.4%	7,805,398	—	—
Wood River Capital, LLC (6)	7,887,083	—	11,021,923	—	—
AH Clover Ltd. (7)	5,460,000	3.1%	5,460,000	—	—
Principal Nominees Limited (8)	5,543,059	3.2%	5,543,059	—	—
LG Energy Solution, Ltd. (9)	2,650,176	1.5%	2,650,176	—	—
LG Chem, Ltd. (10)	2,650,176	1.5%	2,650,176	—	—
MMF LT, LLC (11)	667,868	*	667,868	—	—
Pella Ventures Limited (12)	501,071	*	501,071	—	—
Atria Limited (13)	1,770,247	1.0%	1,770,247	—	—
Antara Capital Master Fund LP (14)	1,700,000	*	1,700,000	—	—
Covalis Capital Master Fund Ltd. (15)	249,565	*	249,565	—	—
MIC Capital Partners (Public) Parallel Cayman, L.P. (16)	1,500,000	*	1,500,000	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited (17)	225,351	*	225,351	—	—
Energy Impact Fund II LP (18)	1,200,000	*	1,200,000	—	—
Atlas Point Energy Infrastructure Fund, LLC (19)	2,070,510	1.2%	1,000,000	1,070,510	*
2019 GS LLC (20)	4,902,679	2.8%	1,000,000	3,902,679	2.2%
Atlas Diversified Master Fund, Ltd. (21)	1,000,000	*	1,000,000	—	—
Alexander Lowrie (22)	943,245	*	943,245	—	—
Arena Capital Advisors (23)	180,000	*	30,000	150,000	*
Alan Levande (24)	933,660	*	933,660	—	—
Traxys Projects, L.P. (25)	37,863	*	37,863	—	—
Nineteen77 Global Merger Arbitrage Master Limited (26)	225,351	*	225,351	—	—
Richard Findlay (27)	681,405	*	523,090	158,315	*
Standard Investment Research Hedged Equity Master Fund, Ltd (28)	500,000	*	500,000	—	—
Lugard Road Capital Master Fund, LP (29)	492,549	*	492,549	—	—
Arosa Opportunistic Fund LP (30)	490,000	*	280,000	210,000	*
Markus Specks (31)	377,910	*	377,910	—	—
Franklin Templeton Investment Funds —Franklin Natural Resources Fund (32)	252,900	*	227,600	25,300	—
Kepos Alpha Master Fund L.P. (33)	320,500	*	320,500	—	—
Anthony Peter Tse (34)	227,844	*	227,844	—	—
Arosa Alternative Energy Fund LP (35)	210,000	*	120,000	90,000	*
Tech Opportunities LLC (36)	200,000	*	200,000	—	—
ZCR Corp. (37)	180,234	*	180,234	—	—
Franklin Strategic Series — Franklin Natural Resources Fund (38)	248,500	*	173,800	74,700	—
Thebes Offshore Master Fund, LP (39)	166,667	*	166,667	—	—

	Securities Beneficially Owned prior to this Offering		Securities to Be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Shareholder	Common Shares	Percentage (1)	Common Shares	Common Shares	Percentage (1)
Luxor Capital Partners, LP (40)	24,635	*	24,635	—	—
Kepos Carbon Transition Master Fund L.P. (41)	111,886	*	79,500	32,386	*
Difesa Master Fund, LP (42)	100,000	*	100,000	—	*
Luxor Capital Partners Offshore Master Fund, LP (43)	18,772	*	18,772	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund (44)	37,632	*	37,632	—	—
Luxor Wavefront, LP (45)	6,593	*	6,593	—	—
ASIG International Limited (46)	66,109	*	66,109	—	—
DS Liquid Div RVA ARST, LLC (47)	58,798	*	58,798	—	—
Jonathan Silver (48)	30,000	*	30,000	—	—
June Yearwood (49)	30,000	*	30,000	—	—
Scott Prochazka (50)	85,000	*	30,000	55,000	*
Windermere Ireland Fund PLC (51)	24,665	*	24,665	—	—
IAM Investments ICAV — O’Connor Event Driven UCITS Fund (52)	1,666	*	1,666	—	—

*	Less than 1%
(1)	Based upon a total of 175,430,235 common shares outstanding as of September 9, 2022.
(2)

Ajay Kochhar, a Director and the Chief Executive Officer of the Company, has the sole power to control the voting and disposition of the common shares held by 2829908 Delaware LLC. 2829908 Delaware LLC is a Delaware limited liability company and a wholly-owned subsidiary of Maplebriar Holdings Inc., a corporation organized under the laws of the Province of Ontario. The sole shareholder of Maplebriar Holdings Inc. is The Kochhar Family Trust, an irrevocable trust established under the laws of the Province of Ontario, Canada (the “Trust”). Mr. Kochhar is one of three trustees of the Trust, along with Mr. Kochhar’s brother and father, and the beneficiaries of the Trust are principally relatives of Mr. Kochhar. There is an oral agreement among Mr. Kochhar, the Trust, Maplebriar Holdings Inc. and 2829908 Delaware LLC that grants Mr. Kochhar the sole power to control the voting and disposition of the common shares held by 2829908 Delaware LLC. The business address of 2829908 Delaware LLC is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(3)

Tim Johnston, a Director and the Executive Chairman of the Company, is the sole owner of Keperra Holdings Limited and may be deemed to have voting and investment control of the common shares. The business address of Keperra Holdings Limited is Trafalgar Court, 2nd Floor, East Wing, Admiral Park, St Peter Port, Guernsey, GY1 3EL.

(4)

CEC Aventurine Holdings, LLC holdings include common shares held by Peridot Acquisition Sponsor, LLC. CEC Aventurine Holdings, LLC is an affiliate of Peridot Acquisition Sponsor, LLC. The business address of CEC Aventurine Holdings, LLC is 2229 San Felipe Street, Suite 1450, Houston, TX 77019. CEC Aventurine Holdings is controlled by Carnelian Energy Capital III, L.P. (“Carnelian Fund III”), its sole member. Carnelian Fund III is controlled by its general partner, Carnelian Energy Capital GP III, L.P. (“Carnelian L.P.”) and Carnelian L.P. is controlled by its general partner, Carnelian Energy Capital Holdings, LLC (“Carnelian Holdings”). Tomas Ackerman and Daniel Goodman are the controlling members of Carnelian Holdings. Accordingly, Tomas Ackerman and Daniel Goodman have voting and investment control of the common shares held by CEC Aventurine Holdings, LLC.

(5)

Louis Bacon controls the general partner of Moore Capital Management, LP, a Delaware limited partnership (“MCM”), is the chairman and director of Moore Capital Advisors, L.L.C., a Delaware limited liability company (“MCA”) and is the indirect majority owner of MMF LT, LLC, a Delaware limited liability company (“MMF”). MCM, the investment manager of MMF, has voting and investment control over the common shares held by MMF. Moore Global Investments, LLC, a Delaware limited liability company

(“MGI”) and MCA are the sole owners of MMF. Kendall Capital Markets, LLC, a Delaware limited liability company (“KCM”), the investment manager of Moore Strategic Ventures, LLC, a Delaware limited liability company (“MSV”), has voting and investment control over the common shares held by MSV. Louis M. Bacon controls KCM and may be deemed the beneficial owner of the common shares held by MSV. The business address of MCM, MMF, MGI, MCA, MSV, KCM, and Mr. Bacon is 11 Times Square, New York, New York 10036.
(6)

The address for Wood River Capital, LLC is 4111 East 37th Street North, Wichita, Kansas 67220. The number of common shares listed in the column entitled “Securities Beneficially Owned prior to this Offering” represents the minimum number of shares that Wood River Capital, LLC is entitled to receive upon conversion of the 2021 Convertible Notes based on the aggregate principal amount of the 2021 Convertible Notes outstanding as of the date of this prospectus and a conversion price of $13.43 per share. The number of common shares listed in the column entitled “Securities to Be Sold in this Offering” represents the number of common shares issuable upon conversion of the 2021 Convertible Notes and including as a result of any of the payment-in-kind provisions of the 2021 Convertible Notes. Because Wood River Capital, LLC may not sell or otherwise dispose of some or all of the securities covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the securities, we cannot estimate the number of securities that will be held by Wood River Capital, LLC after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares that are covered by this prospectus will be sold by Wood River Capital, LLC.

(7)

Andrew Henry Clover, as sole shareholder of AH Clover Ltd., may be deemed to have voting or investment power with respect to the common shares. The business address of AH Clover Ltd. is c/o TC Group, Level 1 Devonshire House, London, W1J 8AJ.

(8)

Adonis Pouroulis is considered to be the beneficial owner of the common shares held by Principal Nominees Limited. Prior to the completion of the Business Combination, Mr. Pouroulis was a member of the Advisory Board of Li-Cycle Corp. The business address of Principal Nominees Limited is Monument Place, 24 Monument Street, London EC3R 8AJ.

(9)

The number of securities shown as beneficially owned by LG Energy Solution, Ltd. prior to this offering consists of the common shares issued to LG Energy Solution, Ltd. pursuant to the LG Subscription Agreements. The address for LG Energy Solution, Ltd. is LG Energy Solution, Ltd., 108 Yeouidae-ro, Parc One Tower 1, 62nd Floor, Yeongdeungpo-gu, Seoul 07335, Republic of Korea.

(10)

The number of securities shown as beneficially owned by LG Chem, Ltd. prior to this offering consists of the common shares issued to LG Chem, Ltd. pursuant to the LG Subscription Agreements. The address for LG Chem, Ltd. is LG Chem, Ltd., LG Twin Towers, 128 Yeouidae-ro, Yeongdeungpo-gu, Seoul 07336, Republic of Korea.

(11)

MCM is the investment manager of MMF LT, LLC and has voting and investment control of the common shares held by MMF. Louis Bacon controls the general partner of MCM and may be deemed the beneficial owner of the common shares of the Company held by MMF. Mr. Bacon is also the indirect majority owner of MMF. The business address of MMF, MCM and Mr. Bacon is 11 Times Square, New York, New York 10036.

(12)

Adonis Pouroulis is considered to be the beneficial owner of the common shares held by Pella Ventures Limited. Prior to the completion of the Business Combination, Mr. Pouroulis was a member of the Advisory Board of Li-Cycle Corp. The business address of Pella Ventures Limited is St. Martin’s House, Le Bordage, St. Peter Port, Guernsey GY1 4JE.

(13)

Adonis Pouroulis is considered to be the beneficial owner of 50% of the common shares held by Atria Limited by way of his beneficial status through an overlying trust. Prior to the completion of the Business Combination, Mr. Pouroulis was a member of the Advisory Board of Li-Cycle Corp. The business address of Atria Limited is 11 New Street, St. Peter Port, Guernsey, GY1 2PF.

(14)

Himanshu Gulati, the sole member of the GP of Antara Capital LP (the Investment Manager of Antara Capital Master Fund LP), may be deemed to have voting and dispositive power with respect to the common shares held by the Antara Capital Master Fund LP. Mr. Gulati disclaims beneficial ownership of the common shares held by Antara Capital Master Fund LP except to the extent of any pecuniary interest. The business address of Antara Capital Master Fund LP is 500 5th Avenue, Suite 2320, New York, New York 10110.

(15)

Zilvinas Mecelis, as the Chief Investment Officer of Covalis Capital LLP, the investment manager for Covalis Capital Master Fund Ltd., may be deemed to have voting and investment power with respect to the common shares. The business address of Covalis Capital Master Fund Ltd. is 5th Floor 52 Conduit Street, London, England, W1S 2XY.

(16)

As managers of MIC Capital Partners (Public) Parallel Cayman, L.P., Hani Barhoush, Rodney Cannon and Maxime Franzetti have voting or investment control over the common shares. The business address of MIC Capital Partners (Public) Parallel Cayman, L.P. is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd., George Town Grand Cayman E9 KY1-9008.

(17)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited, has voting or investment control over the common shares. The business address of Nineteen77 Global Multi-Strategy Alpha Master Limited is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town KY1-1104, Cayman Islands.

(18)

Hans Kobler, as the managing member of Energy Impact Partners LLC, the general partner of Energy Impact Fund II LP, may be deemed to have voting or investment control over the common shares. The business address of Energy Impact Fund II LP is 622 Third Avenue, 37th Floor, New York, New York 10017.

(19)

Paul McPheeters, the portfolio manager of Atlas Point Energy Infrastructure Fund, LLC, has voting or investment control over the common shares. The business address of Atlas Point Energy Infrastructure Fund, LLC is c/o Atlantic Trust Company, N.A., 3290 Northside Parkway, 7th Floor, Atlanta, Georgia 30327.

(20)

HCC Manager LLC, the manager of 2019 GS LLC, has voting or investment control over the common shares. The business address of 2019 GS LLC is c/o HCC Manager LLC, 222 N. Lasalle, Suite 2000, Chicago, Illinois 60601.

(21)

Linburgh Martin, John Sutlic and Scott Schroeder, as directors of Atlas Diversified Master Fund, Ltd, are the beneficial owners of the common shares and have voting control. The business address of Atlas Diversified Master Fund, Ltd. is c/o Balyasny Asset Management L.P., 444 West Lake Street, 50th Floor, Chicago, Illinois 60606.

(22)

Prior to the completion of the Business Combination, Alexander Lowrie was a director of Li-Cycle Corp. The business address of Alexander Lowrie is 96 Kensington High Street, London, United Kingdom, W8 4SG.

(23)

Arena Capital Advisors, LLC is the general partner of Arena Capital Advisors and may be deemed to have voting control and investment discretion over the common shares. The partners of Arena Capital Advisors are Daniel Elperin, Jeremy Sagi and Sanije Perrett. The business address of Arena Capital Advisors is 12121 Wilshire Boulevard, Suite 1010, Los Angeles, California 90025.

(24)

Alan Levande is a Director of Li-Cycle and, prior to the completion of the Business Combination, was a Director, Chairman and CEO of Peridot Acquisition Corp. The business address of Alan Levande is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(25)

Alan Docter and Mark Kristoff, as directors of Traxys Resources Ltd., the general partner of Traxys Projects L.P., have voting or investment control over the common shares. The business address of Traxys Projects, L.P. is 299 Park Avenue, 38th Floor, New York, New York 10171.

(26)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Merger Arbitrage Master Limited, has voting or investment control over the common shares. The business address of Nineteen77 Global Merger Arbitrage Master Limited is c/o UBS O’Connor LLC, UBS Tower, 1 North Wacker Drive, Chicago, Illinois 60606.

(27)

Richard Findlay is a Director of Li-Cycle, and, prior to the completion of the Business Combination, was a director of Li-Cycle Corp. The business address of Richard Findlay is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(28)

Shawn M. Brennan, as managing member of the general partner of SIR Capital Management L.P. as investment manager of Standard Investment Research Hedged Equity Master Fund, Ltd, has voting or investment control over the common shares. The business address of Standard Investment Research Hedged Equity Master Fund, Ltd is 640 8th Avenue, 34th Floor, New York, New York 10036.

(29)

Jonathan Green, the portfolio manager of Luxor Capital Group, LP the investment manager of Lugard Road Capital Master Fund, LP, has voting or investment control over the common shares. The business address of Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(30)

Till Bechtolsheimer, the Chief Executive Officer of the investment manager of Arosa Opportunistic Fund LP, has voting or investment control over the common shares. The business address of Arosa Opportunistic Fund LP is 550 West 34th Street, New York, New York, 10001.

(31)	The business address of Markus Specks is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.
(32)

Fred Fromm, the portfolio manager of Franklin Templeton Investment Funds — Franklin Natural Resources Fund and vice president of Franklin Advisers, Inc., the investment manager for Franklin Templeton Investment Funds — Franklin Natural Resources Fund, has voting or investment control over the common shares. The business address of Franklin Templeton Investment Funds — Franklin Natural Resources Fund is One Franklin Parkway, San Mateo, California 94403.

(33)

Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Alpha Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the common shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC. Mark Carhart controls Kepos Capital GP LLC and Kepos Partners MM LLC and, accordingly, may be deemed to have voting and dispositive power with respect to the common shares held by Kepos Alpha Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the common shares held by Kepos Alpha Master Fund L.P. The business address of Kepos Alpha Master Fund L.P. is 11 Times Square, 35th Floor, New York, New York 10036.

(34)

Anthony Tse is a Director of Li-Cycle, and, prior to the completion of the Business Combination, was a director of Li-Cycle Corp. The business address of Anthony Tse is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(35)

Till Bechtolsheimer, Chief Executive Officer of the investment manager of Arosa Alternative Energy Fund LP has voting or investment control over the common shares. The business address of Arosa Alternative Energy Fund LP is 550 West 34th Street, New York, New York, 10001.

(36)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over the common shares. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over the common shares. The business address of Tech Opportunities LLC is 777 3rd Avenue, 30th Floor, New York, New York 10017.

(37)

Mark Wellings is the sole owner of ZCR Corp. and has voting or investment control over the common shares held by ZCR Corp. Mr. Wellings is a Director of Li-Cycle and, prior to the Business Combination, was a director of Li-Cycle Corp. The business address of ZCR Corp. is 2 Highland Avenue, Toronto, Canada, M4W 2A3.

(38)

Fred Fromm, the portfolio manager of Franklin Strategic Series — Franklin Natural Resources Fund and vice president of Franklin Advisers, Inc., the investment manager for Franklin Strategic Series — Franklin Natural Resources Fund, has voting or investment control over the common shares. The business address of Franklin Strategic Series — Franklin Natural Resources Fund is One Franklin Parkway, San Mateo, California 94403.

(39)

Christian Leone, Portfolio Manager of Luxor Capital Group, LP, Investment Manager of Thebes Offshore Master Fund, LP, has voting or investment control over the common shares. The business address of Thebes Offshore Master Fund, LP is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town KY1-1104, Cayman Islands.

(40)

Christian Leone, Portfolio Manager of Luxor Capital Group, LP, Investment Manager of Luxor Capital Partners, LP, has voting or investment control over the common shares. The business address of Luxor Capital Partners, LP is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036.

(41)	Kepos Capital LP is the investment manager of Kepos Carbon Transition Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Carbon Transition Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the common shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC. Mark Carhart controls Kepos Capital GP LLC and Kepos Partners MM LLC and, accordingly, may be deemed to have voting and dispositive power with respect to the common shares held by Kepos Carbon Transition Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the common shares held by Kepos Carbon Transition Master Fund L.P. The business address of Kepos Carbon Transition Master Fund L.P. is 11 Times Square, 35th Floor, New York, New York 10036.
(42)

Andrew Cohen, the General Partner of Difesa Master Fund, LP, exercises voting or investment control over the common shares. The business address of Difesa Master Fund, LP is 40 West 57th Street, Suite 2020, New York. New York 10019.

(43)

Christian Leone, Portfolio Manager of Luxor Capital Group, LP, the Investment Manager of Luxor Capital Partners Offshore Master Fund, LP, has voting or investment control over the common shares. The business address of Luxor Capital Partners Offshore Master Fund, LP is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town KY1-1104, Cayman Islands.

(44)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Merger Arbitrage Opportunity Fund, has voting or investment control over the common shares. The business address of Nineteen77 Global Merger Arbitrage Opportunity Fund is c/o UBS O’Connor LLC, UBS Tower, 1 North Wacker Drive, Chicago, Illinois 60606.

(45)

Christian Leone, Portfolio Manager of Luxor Capital Group, LP, Investment Manager of Luxor Wavefront, LP, has voting or investment control over the common shares. The business address of Luxor Wavefront, LP is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036.

(46)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. may be deemed the beneficial owners of the common shares in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of ASIG International Limited. As investment manager, trading advisor and/or general partner of ASIG International Limited, Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. have voting and investment control with respect to the securities held by ASIG International Limited. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Each of Aristeia Capital, L.L.C., Aristeia Advisors, L.L.C. and such individuals disclaims beneficial ownership of the common shares except to the extent of its or his direct or indirect economic interest in ASIG International Limited. The business address of ASIG International Limited is c/o Citco Fund Serv (Cayman Islands) Ltd, 89 Nexus Way, 2nd Floor, Camana Bay, Grand Cayman, E9 KY1-1205.

(47)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. may be deemed the beneficial owners of the common shares in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of DS Liquid Div RVA ARST, LLC. As investment manager, trading advisor and/or general partner of DS Liquid Div RVA ARST, LLC, Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. have voting and investment control with respect to the securities held by DS Liquid Div RVA ARST, LLC. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Each of Aristeia Capital, L.L.C., Aristeia Advisors, L.L.C. and such individuals disclaims beneficial ownership of the common shares except to the extent of its or his direct or indirect economic interest in DS Liquid Div RVA ARST, LLC. The business address of DS Liquid Div RVA ARST, LLC is c/o Firm Investment Management (USA) LLC, 452 Fifth Avenue, 26th Floor, New York, New York 10018.

(48)

Prior to the completion of the Business Combination, Jonathan Silver was a director of Peridot Acquisition Corp. The business address of Jonathan Silver is c/o Peridot Acquisition Corp., 2229 San Felipe Street, Suite 1450, Houston, Texas 77019.

(49)

Prior to the completion of the Business Combination, June Yearwood was a director of Peridot Acquisition Corp. The business address of June Yearwood is c/o Peridot Acquisition Corp., 2229 San Felipe Street, Suite 1450, Houston, Texas 77019.

(50)

Scott Prochazka is a Director of Li-Cycle and, prior to the completion of the Business Combination, was a director of Peridot Acquisition Corp. The business address of Scott Prochazka is 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(51)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. may be deemed the beneficial owners of the common shares in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Windermere Ireland Fund PLC. As investment manager, trading advisor and/or general partner of Windermere Ireland Fund PLC, Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. have voting and investment control with respect to the securities held by Windermere Ireland Fund PLC. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Each of Aristeia Capital, L.L.C., Aristeia Advisors, L.L.C. and such individuals disclaims beneficial ownership of the common shares except to the extent of its or his direct or indirect economic interest in Windermere Ireland Fund PLC. The business address of Windermere Ireland Fund PLC is 70, Sir John Rogersons Quay, Dublin 2, D02 R296, Ireland.
(52)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment Manager of IAM Investments ICAV — O’Connor Event Driven UCITS Fund has voting or investment control over the common shares. The business address of IAM Investments ICAV — O’Connor Event Driven UCITS Fund is 32 Molesworth Street, Dublin, IE-D D02Y512, Ireland.

Material Relationships with Selling Shareholders

Other than as described above, in our Annual Report on Form 20-F filed with the SEC on January 31, 2022 and in Exhibit 99.3 to our Report on Form 6-K furnished to the SEC on September 14, 2022, none of the selling shareholders has within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates, other than as a holder of our securities.

PLAN OF DISTRIBUTION

We are registering the resale of up to an aggregate of 96,579,362 of our common shares by the selling shareholders, including up to 11,021,923 common shares issuable upon conversion of the 2021 Convertible Notes or pursuant to any other term of the 2021 Convertible Notes, including as a result of any of the PIK provisions of the 2021 Convertible Notes. We are not selling any of our common shares under this prospectus.

We will not receive any of the proceeds from the sale of any common shares by the selling shareholders. The aggregate proceeds to the selling shareholders will be the purchase price of the common shares less any discounts and commissions borne by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The common shares beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of common shares to be made directly or through one or more underwriters, broker-dealers or agents. The selling shareholders and any of their permitted transferees may sell their common shares offered by this prospectus on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The common shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the common shares will be subject to certain conditions. The underwriters will be obligated to purchase all the common shares offered if any of the common shares are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling shareholders may use any one or more of the following methods when selling the common shares offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their common shares on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the common shares at a stipulated price per share;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through loans or pledges of the common shares, including to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling shareholder that is an entity may elect to make a pro rata in-kind distribution of common shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus or a prospectus supplement. Such members, partners or shareholders would thereby receive freely tradeable common shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common shares acquired in the distribution.

There can be no assurance that the selling shareholders will sell all or any of the common shares offered by this prospectus. In addition, the selling shareholders may also sell common shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of common shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our common shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

With respect to a particular offering of the common shares held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific common shares to be offered and sold;

•	the names of the selling shareholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

In connection with distributions of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the common shares short and redeliver the common shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge common shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged common shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the common shares, any underwriters or agents, as the case may be, involved in the offering of such common shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common shares for their own account. In addition, to cover overallotments or to stabilize the price of our common shares, the underwriters or agents, as the case may be, may bid for, and purchase, such common shares in the open market. Finally, in any offering of common shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such common shares in the offering if the syndicate repurchases previously distributed common shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling shareholders may solicit offers to purchase the common shares directly from, and they may sell such common shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common shares. Our common shares are listed on the NYSE under the symbol “LICY”.

The selling shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the common shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.

A selling shareholder may enter into derivative transactions with third parties, or sell common shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common shares pledged by any selling shareholder or borrowed from any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use common shares received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge common shares to a financial institution or other third party that in turn may sell the common shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our common shares or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the common shares by the selling shareholders. Upon our notification by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the common shares covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those common shares may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling shareholders, may have banking, lending or other relationships with us or the selling shareholders or may perform services for us or the selling shareholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the common shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

SHARES ELIGIBLE FOR FUTURE SALE

The Company has an unlimited number of common shares authorized and 175,430,235 common shares issued and outstanding as of September 9, 2022. The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of our common shares pursuant to agreements entered into with certain of our shareholders and the KSP Note Purchase Agreement. We cannot make any prediction as to the effect, if any, that sales of our common shares or the availability of our common shares for sale will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market could adversely affect prevailing market prices of the common shares.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of the Company’s common shares for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders and purchasers of Peridot’s securities will be able to sell their common shares pursuant to and in accordance with Rule 144 without registration one year after the Business Combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of common shares that does not exceed the greater of:

•	1% of the total number of common shares then outstanding, which was 1,754,303 common shares as of September 9, 2022; or

•	the average weekly reported trading volume of the common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also limited be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our Company other than by virtue of his or her status as an officer or director of our Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary based on present law of certain U.S. federal income tax considerations relevant to U.S. Holders (as defined below) of common shares. This discussion is not a complete description of all tax considerations that may be relevant to a U.S. Holder of common shares; it is not a substitute for tax advice. It applies only to U.S. Holders that will hold common shares as capital assets and use the U.S. dollar as their functional currency. In addition, it does not describe all of the U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of a U.S. Holder’s particular circumstances, including U.S. Holders subject to special rules, such as banks or other financial institutions, insurance companies, tax-exempt entities, dealers, traders in securities that elect to mark-to-market, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (including S-corporations), U.S. expatriates, persons liable for the alternative minimum tax, persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of the Company’s stock or of the total value of the Company’s equity interests, investors that will hold common shares in connection with a permanent establishment or fixed base outside the United States, or investors that will hold securities as part of a hedge, straddle, conversion, constructive sale or other integrated financial transaction. This summary also does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations. This summary also does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations. This summary also does not address the U.S. federal income tax considerations relevant to the acquisition, holding, disposition or conversion of the 2021 Convertible Notes into common shares or the payment of any amount of principal or interest on the 2021 Convertible Notes.

As used in this section, “U.S. Holder” means a beneficial owner of common shares that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The U.S. federal income tax treatment of a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds common shares generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold common shares should consult their own tax advisors regarding the specific U.S. federal income tax consequences to their partners of the partnership’s ownership and disposition of common shares.

U.S. federal income tax consequences of U.S. Holders of common shares

Taxation of dividends and other distributions on our common shares

Subject to the discussion below under “— Passive Foreign Investment Company rules,” the gross amount of any distribution of cash or property (other than certain pro rata distributions of ordinary stock) with respect to common shares will be included in a U.S. Holder’s gross income as ordinary income from foreign sources when actually or constructively received. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations. Dividends received from a “qualified foreign corporation” by eligible non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that common shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The Company will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.”

Dividends paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt, whether or not the currency is converted into U.S. dollars at that time. A U.S. Holder’s tax basis in the non-U.S. currency will equal the U.S. dollar amount included in income. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss. If dividends paid in a currency other than U.S. dollars are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on the — common shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Dividends received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Taxation of dispositions of common shares

Subject to the discussion below under “— Passive Foreign Investment Company rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s adjusted tax basis in the disposed common shares. Any gain or loss generally will be treated as arising from U.S. sources and will be long-term capital gain or loss if the U.S. Holder’s holding period exceeds one year. Deductions for capital loss are subject to significant limitations.

It is possible that Canada may impose an income tax upon sale of common shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Canadian income tax imposed upon capital gains in respect of common shares may not be currently creditable unless a U.S. Holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. Holders should consult their tax advisors regarding the application of Canadian taxes to a disposition of common shares and their ability to credit a Canadian tax against their U.S. federal income tax liability.

Capital gains from the sale or other disposition of common shares received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Passive Foreign Investment Company rules

Based on the composition of the Company’s current gross assets and income and the manner in which the Company expects to operate its business in future years, the Company believes that it should not be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its current taxable year and does not expect to be so classified in the foreseeable future. In general, a non-U.S. corporation will be a PFIC for any taxable year in which, taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average quarterly value of its assets are assets that produce, or are held for the production of, passive income or which do not produce income. For this purpose, passive income generally includes, among other things and subject to various exceptions, interest, dividends, rents, royalties and gains from the disposition of assets that produce passive income. Whether the Company is a PFIC is a factual determination made annually, and the Company’s status could change depending among other things upon changes in the composition and relative value of its gross receipts and assets. Because the market value of the Company’s assets (including for this purpose goodwill) may be measured in large part by the market price of the common shares, which is likely to fluctuate, no assurance can be given that the Company will not be a PFIC in the current year or in any future taxable year.

If the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, such U.S. Holder would be subject to additional taxes on any excess distributions and any gain realized from the sale or other taxable disposition of common shares (including certain pledges) regardless of whether the Company continues to be a PFIC. A U.S. Holder will have an excess distribution to the extent that distributions on common shares during a taxable year exceed 125% of the average amount received during the three preceding taxable years (or, if shorter, the US Holder’s holding period). To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated ratably over the U.S. Holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the Company became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to other taxable years is taxed at the highest applicable marginal rate in effect for each year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax attributable to each year.

If, as is not expected to be the case, the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, a U.S. Holder may be able to avoid some of the adverse impacts of the PFIC rules described above by electing to mark common shares to market annually. The election is available only if the common shares are considered “marketable stock,” which generally includes stock that is regularly traded in more than de minimis quantities on a qualifying exchange (which includes NYSE). If a U.S. Holder makes the mark-to-market election, any gain from marking common shares to market or from disposing of them would be ordinary income. Any loss from marking common shares to market would be recognized only to the extent of unreversed gains previously included in income. Loss from marking common shares to market would be ordinary, but loss on disposing of them would be capital loss except to the extent of mark-to-market gains previously included in income. No assurance can be given that the common shares will be traded in sufficient frequency and quantity to be considered “marketable stock.” A valid mark-to-market election cannot be revoked without the consent of the IRS unless the common shares cease to be marketable stock.

As an alternative, if the Company were to be treated as a PFIC, a U.S. Holder may avoid the excess distribution rules described above in respect of common shares by electing to treat the Company (for the first taxable year in which the U.S. Holder owns any common shares) and any lower-tier PFIC (for the first taxable year in which the U.S. Holder is treated as owning an equity interest in such lower-tier PFIC) as a “qualified electing fund” (a “QEF”). If a U.S. Holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. Holder will be required to include in gross income each year, whether or not the Company makes distributions, as capital gains, its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. Holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The Company has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

U.S. Holders of common shares should consult their own tax advisors concerning the Company’s possible PFIC status and the consequences to them if the Company were classified as a PFIC for any taxable year.

Information Reporting and Backup Withholding

Dividends on common shares and proceeds from the sale or other disposition of common shares may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting. Any amount withheld may be credited against the holder’s U.S. federal income tax liability subject to certain rules and limitations. U.S. Holders should consult with their own tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Certain non-corporate U.S. Holders are required to report information with respect to common shares not held through an account with a domestic financial institution to the IRS. U.S. Holders that fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors about these and any other reporting obligations arising from their investment in common shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. EACH U.S. HOLDER OF COMMON SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF COMMON SHARES IN LIGHT OF THE U.S. HOLDER’S OWN CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to an investor who acquires as beneficial owner common shares from the selling shareholders pursuant to this prospectus and who, at all relevant times, for the purposes of the Tax Act and any applicable tax treaty or convention: (i) deals at arm’s length with the Company, the selling shareholders and each of the underwriters, and is not affiliated with the Company, the selling shareholders or any of the underwriters; (ii) is not and is not deemed to be resident in Canada; (iii) holds the common shares as capital property; and (iv) does not use or hold, and is not deemed to use or hold, the common shares in connection with, or in the course of carrying on, a business in Canada (a “Non-Canadian Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Canadian Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof and an understanding of the current administrative policies published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. Accordingly, Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For the purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of a common share, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on common shares to a Non-Canadian Holder generally will be subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of an applicable income tax treaty or convention. A Non-Canadian Holder who is resident in the United States for the purposes of the Canada-United States Tax Convention, fully entitled to the benefits of such convention and the beneficial owner of the dividends, will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends.

Disposition of common shares

A Non-Canadian Holder who disposes or is deemed to dispose of a common share in a taxation year will not be subject to tax in Canada, unless the common share is, or is deemed to be, ‘‘taxable Canadian property’’ to the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the NYSE), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), or (d) an option in respect of, an interest in, or for civil law rights in, property described in any of (a) through (c), whether or not such property exists.

Notwithstanding the foregoing, a common share may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Tax Act in certain limited circumstances.

Non-Canadian Holders who dispose of common shares that are taxable Canadian property should consult their own tax advisors with respect to the requirement to file a Canadian income tax return in respect of the disposition in their particular circumstances.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States or of any state in the United States.

LEGAL MATTERS

The validity of the common shares offered by this prospectus and certain legal matters as to Canadian law will be passed upon by McCarthy Tétrault LLP, Toronto, Ontario, Canada. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The financial statements of Li-Cycle Holdings Corp. as of October 31, 2021 and 2020, and for each of the three years in the period ended October 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in this prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The offices of Deloitte LLP, Chartered Professional Accountants, are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.

EXPENSES

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee*	$107,030.62
FINRA filing fee	6,001.77
Legal fees and expenses	**
Accountants’ fees and expenses	**
Transfer agent fees and expenses	**
Miscellaneous costs	**

Total	$113,032.39

*

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the registration statement of which this prospectus forms a part include (1) 80,257,087 common shares previously registered on Registration Statement No. 333-259895 and (2) 11,021,923 common shares issuable upon conversion of outstanding unsecured convertible notes held by a selling shareholder previously registered on Registration Statement No. 333-261157. In connection with the registration of such unsold common shares on Registration Statement No. 333-259895 and Registration Statement No. 333-261157, we paid registration fees amounting to $103,630.53, which will continue to be applied to such unsold common shares.
**	These fees are calculated based on the securities offered and accordingly cannot be defined at this time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.li-cycle.com. The information posted on or accessible through our website is not incorporated into this prospectus. We have included our website address in this prospectus solely for informational purposes and the references to our websites are intended to be inactive textual references only.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:

•	our Annual Report on Form 20-F for the fiscal year ended October 31, 2021, filed with the SEC on January 31, 2022;

•

the description of the securities contained in our registration statement on Form 8-A filed on August 10, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•	any future filings on Form 20-F made with the SEC under the Exchange Act after date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	our Reports on Form 6-K, filed with the SEC on June 2, 2022, August 8, 2022 and September 14, 2022; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from the below:

Li-Cycle Holdings Corp.

207 Queen’s Quay West,

Suite 590, Toronto, Ontario, M5J 1A7

Canada

(877) 542-9253

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Li-Cycle Holdings Corp.

PROSPECTUS

September 26, 2022